QuickLinks -- Click here to rapidly navigate through this document

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-132936-14
Dated March 29, 2007

UNDERLYING SUPPLEMENT TO THE PROSPECTUS SUPPLEMENT DATED MARCH 24, 2008,
AND PROSPECTUS DATED MARCH 29, 2007

Credit Suisse

Medium-Term Notes

                Credit Suisse from time to time may offer certain notes as part of our Medium-Term Notes, linked to an index, which we refer to as a "reference index" and/or exchange traded fund, which we refer to as an "ETF," or a basket of reference indices and/or ETFs. This prospectus supplement, which we refer to as an "underlying supplement," describes some of the potential reference indices and ETFs to which the notes may be linked, as well as related matters concerning the relationship, if any, between Credit Suisse and the sponsors or publishers of each such reference index and ETF.

                The specific terms of each note offered will be described in the applicable product supplement and pricing supplement.

                You should read this underlying supplement, the related prospectus supplement dated March 24, 2008, the related prospectus dated March 29, 2007, any applicable free writing prospectus and the applicable product supplement and pricing supplement carefully before you invest. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein (or with those described in the prospectus supplement, prospectus, any applicable product supplement or any applicable free writing prospectus), the terms described in the applicable pricing supplement will supersede.

                This underlying supplement describes only select indices and ETFs to which the notes may be linked. We do not guarantee that we will offer notes linked to any of the indices or ETFs described herein. In addition, we may offer notes linked to one or more indices or ETFs that are not described herein. In such case, we will describe any such additional index, indices, ETF or ETFs in the applicable pricing supplement or in an applicable product supplement.

Reference Indices

                The reference indices described in this underlying supplement are as follows:

    •
    AMEX Hong Kong 30 Index

    •
    Dow Jones EURO STOXX 50® Index

    •
    FTSE 100™ Index

    •
    FTSE/Xinhua China 25™ Index

    •
    Korea Stock Price Index 200

    •
    MSCI SingaporeSM Index

    •
    MSCI TaiwanSM Index

    •
    Russell 2000® Index

    •
    S&P 500® Index

    •
    TOPIX® Index

The Exchange Traded Fund

                The ETFs described in this underlying supplement are as follows:

    •
    Financial Select Sector SPDR® Fund

    •
    SPDR® S&P® Homebuilders ETF

    •
    iShares® MSCI EAFE Index Fund

    •
    iShares® MSCI Emerging Markets Index Fund

                Please refer to the "Risk Factors" section of this underlying supplement and the accompanying product supplement and pricing supplement for risks related to an investment in the notes.

                Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this underlying supplement or the product supplement, prospectus supplement or prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

                The securities are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this underlying supplement is October 1, 2008.

 THE NOTES

              You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these notes. The information in this document may only be accurate on the date of this document.

              We are offering the notes for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this underlying supplement or the accompanying product supplement, prospectus supplement or prospectus and the offering of the notes in some jurisdictions may be restricted by law. If you possess this underlying supplement and the accompanying product supplement, prospectus supplement and prospectus, you should find out about and observe these restrictions. This underlying supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these notes and are not soliciting an offer to buy these notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Plan of Distribution" section of the accompanying product supplement.

              In this underlying supplement and accompanying product supplement, prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

Medium-Term Notes

              The notes are part of a series of debt securities entitled "Medium-Term Notes" (the "medium-term notes") that we may issue under the indenture, dated March 29, 2007, between Credit Suisse and The Bank of New York, as trustee, from time to time. Terms that apply generally to all medium-term notes are described in the sections titled "Description of Notes" in the accompanying prospectus supplement.

Reference Indices and ETFs

              We have derived all information contained in this underlying supplement regarding any specified index or ETF, including, without limitation, its composition, its method of calculation and changes in its components and its historical closing values, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by, the sponsor(s) of each such index and ETF.

              Each index and ETF is developed, calculated and maintained by its respective sponsor(s) and/or publisher. In connection with the offering of the notes, neither we nor any of the agents have participated in the preparation of the information described in the preceding paragraph or made any due diligence inquiry with respect to any index, ETF, sponsor(s) or publisher. We cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available information described in the preceding paragraph) that would affect the level of any index or ETF (and therefore the level of any such index or ETF at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the sponsor of any index or ETF could affect the interest, payment at maturity or any other amounts payable on your notes, and therefore the market value of the notes in the secondary market, if any.

              You, as an investor in the notes, should make your own investigation into any relevant index, ETF, sponsor(s) or publisher. The sponsors and publishers are not involved in the offer of the notes in any way and have no obligation to consider your interests as a holder of the notes. The sponsors and/or publishers have no obligation to continue to publish the indices or the ETFs, and may discontinue or suspend publication of any index or ETF at any time in their sole discretion.

              Historical performance of the indices and the ETFs is not an indication of future performance. Future performance of the indices and the ETFs may differ significantly from historical performance, either positively or negatively.

              Information contained on certain websites mentioned below is not incorporated by reference in, and should not be considered part of, this underlying supplement or the accompanying prospectus supplement and prospectus.

RISK FACTORS

              A purchase of the notes involves risks. This section describes significant risks relating to notes that are linked to the various indices described herein. We urge you to read the following information about these risks, together with the other information in this underlying supplement and the accompanying product supplement, prospectus supplement and prospectus before investing in the notes.

Our right to use any index may be suspended or terminated

              We have been granted, or will be granted, a non-exclusive right to use the indices described in this underlying supplement and related trademarks in connection with the notes. If we breach our obligations under any license, the sponsors of such index may have the right to terminate the license. If the sponsors choose to terminate their license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant index and related trademarks in connection with the notes until their maturity. If our right to use any index to which your notes are linked is suspended or terminated for any reason, it may become difficult for us to determine the level of that index and consequently the interest, payment at maturity or any other amounts payable on your notes. The calculation agent in this case will determine the index level or the fair market value of the notes in its sole discretion.

The index return or basket return, as applicable, for the notes will not be adjusted for changes in exchange rates related to the U.S. dollar that might affect the AMEX Hong Kong 30 Index, the Dow Jones EURO STOXX 50® Index, the FTSE 100™ Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Singapore Index, the MSCI Taiwan Index, or the TOPIX® Index

              Although the stocks included in the AMEX Hong Kong 30 Index, the Dow Jones EURO STOXX 50® Index, the FTSE 100™ Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Singapore Index, the MSCI Taiwan Index, and the TOPIX® Index are traded in currencies other than U.S. dollars, and the notes are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the stocks included in the Dow Jones EURO STOXX 50® Index, the FTSE 100™ Index, the TOPIX® Index, the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Singapore Index, and the MSCI Taiwan Index are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the index return or basket return, as applicable, for the notes. The amount, if any, we pay in respect of the notes on the maturity date will be determined solely in accordance with the procedures described in the relevant pricing supplement.

For notes linked to the ETF, anti-dilution protection is limited

              If the notes are linked to an ETF, the calculation agent will make adjustments to the share adjustment factor applicable to the ETF for certain events affecting such ETF. The calculation agent is not required, however, to make such adjustments in response to all actions. If such an event occurs and the calculation agent is not required to make an adjustment, the value of the notes may be materially and adversely affected. See "Anti-Dilution Investments or Funds" in the accompanying product supplement for further information.

If the notes are linked to the Financial Select Sector SPDR® Fund, your investment is subject to the risk of concentration in one industry

              All or substantially all of the securities that comprise the Financial Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the financial services sector, including the following sub-sectors: banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate, including real estate investment trusts. An investment in notes linked to the Financial Select Sector SPDR® Fund will therefore be concentrated in the financial services sector. Financial services companies are subject to extensive government regulation which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include real estate investment trusts). As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to notes of a more broadly diversified group of issuers.

If the notes are linked to the SPDR® S&P® Homebuilders ETF, your investment is subject to the risk of concentrated in one industry

              All or substantially all of the securities underlying the SPDR® S&P® Homebuilders ETF are issued by companies whose primary lines of business are directly associated with the residential homebuilding industry. An investment linked to this ETF will be concentrated in this industry. As a result, the value of such securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

There are risks associated with the ETFs

              Although shares of the ETFs are listed for trading on the American Stock Exchange LLC, which we refer to as the "AMEX," and a number of similar products have been traded on the AMEX and other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the ETF or that there will be liquidity in the trading market.

              In addition, SSgA Funds Management, Inc., which we refer to as SSFM, is the ETF's investment adviser. The ETF is subject to management risk, which is the risk that the SSFM's investment strategy, the implementation of which is subject to a number of constraints (as outlined under "Financial Select Sector SPDR® Fund—Investment Objective and Strategy"), may not produce the intended results. For example, SSFM may invest up to 5% of the ETF's assets in securities not included in the Financial Select Sector Index but which SSFM believes will help the ETF track the Financial Select Sector Index, as well as in certain futures, options, swap contracts and other derivatives, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including affiliated money market funds).

Adjustments to a reference index or to an ETF could adversely affect the notes

              The applicable reference index sponsor is responsible for calculating and maintaining the applicable reference index. The applicable reference index sponsor can add, delete or substitute the components included in the applicable reference index or make other methodological changes that could change the value of the applicable reference index at any time. The applicable reference index sponsor may discontinue or suspend calculation or dissemination of the applicable reference index. Similarly, the applicable ETF sponsor may discontinue or suspend calculation or dissemination of the applicable ETF.

              If one or more of these events occurs, the calculation of the redemption amount at maturity will be adjusted to reflect such event or events. Consequently, any of these actions could adversely affect the redemption amount at maturity and/or the market value of the notes.

In the case of an ETF, the policies of the ETF sponsor and changes that affect the ETF or any index on which the ETF may be based could adversely affect the amount payable on your notes and their market value

              The policies of the sponsor of any relevant ETF concerning the calculation of the ETF's net asset value, additions, deletions or substitutions of notes in the ETF and the manner in which changes affecting any relevant index are reflected in the ETF could affect the market price of the shares of the ETF and, therefore, the amount payable on your notes on the maturity date and the market value of your notes before that date. The amount payable on your notes and their market value could also be affected if the ETF sponsor changes these policies, for example, by changing the manner in which it calculates the ETF's net asset value, or if the ETF sponsor discontinues or suspends calculation or publication of the ETF's net asset value, in which case it may become difficult to determine the market value of the notes. If events such as these occur or if the closing price of shares of the underlying is not available on the relevant valuation date because of a market disruption event or for any other reason, the calculation agent may determine the price of the shares of the ETF on the relevant valuation date and thus the amount payable on the maturity date in a manner it considers appropriate in its sole discretion.

To our knowledge, we are not currently affiliated with any company included in the Reference Indices or underlying any ETF

              To our knowledge, we are not currently affiliated with any of the companies whose stock is represented in any of the reference indices or any ETF. As a result, we will have no ability to control the actions of such other companies, including actions that could affect the value of the stocks included in the reference indices or underlying any ETF or your notes. Neither they nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

An investment in the notes may be subject to risks associated with non-U.S. securities markets

              The stocks included in the AMEX Hong Kong 30 Index, the Dow Jones EURO STOXX 50® Index, the FTSE 100™ Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Singapore Index, the MSCI Taiwan Index, and the TOPIX® Index have been issued by non-U.S. companies. Investments in notes linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility and governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the "SEC"), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

              The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country's government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

              The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible. The risks of the economies of emerging market countries are relevant for notes linked to a reference index composed of securities traded in one or more emerging market countries or a basket of such reference indices.

THE REFERENCE INDICES

THE AMEX HONG KONG 30 INDEX

General

              All information regarding the AMEX Hong Kong 30 Index ("AMEX Hong Kong 30 Index") set forth in this underlying supplement, including, without limitation, its make-up, method of calculation, and changes in its components, have been derived from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We have no control over this publicly available information including as to its accuracy or completeness. Such information reflects the policies of, and is subject to change by, the American Stock Exchange LLC ("AMEX" or the "American Stock Exchange"). The AMEX Hong Kong 30 Index is calculated, maintained and published by the American Stock Exchange.

              The AMEX Hong Kong 30 Index is reported by Bloomberg Financial Markets under the ticker symbol "HKX."

The underlying components

              The AMEX Hong Kong 30 Index is a capitalization weighted stock index that measures the market value performance (share price times the number of shares outstanding) of selected stocks listed on The Stock Exchange of Hong Kong Ltd. (the "HKSE"). The AMEX Hong Kong 30 Index currently is based on the capitalization of 30 stocks actively traded on the HKSE and is designed to represent a substantial segment of the Hong Kong stock market. The primary trading market for all of these stocks is either Hong Kong or London. The stocks comprising the AMEX Hong Kong 30 Index are grouped primarily among the following sectors: finance, property development, utilities and conglomerates, hotel/leisure, property investment, airlines and transportation.

              The AMEX Hong Kong 30 Index will contain at least 30 stocks at all times. In addition, the stocks must meet certain listing and maintenance standards as discussed below. The American Stock Exchange may change the composition of the AMEX Hong Kong 30 Index at any time in order to more accurately reflect the composition and track the movement of the Hong Kong stock market. Any replacement stock must also meet the stock listing and maintenance standards as discussed below. Further, the American Stock Exchange may replace stocks in the event of certain corporate events, such as takeovers or mergers, that change the nature of the security. The American Stock Exchange selects stocks composing the AMEX Hong Kong 30 Index on the basis of their market weight, trading liquidity and representation of the business industries reflected on the HKSE. The American Stock Exchange requires that each stock be issued by an entity with major business interests in Hong Kong, be listed for trading on the HKSE and have its primary trading market located in a country with which the American Stock Exchange has an effective surveillance sharing agreement. The American Stock Exchange will remove any stock failing to meet the above listing and maintenance criteria within 30 days after such failure occurs. Additional qualification criteria for the inclusion and maintenance of stocks include the following standards: all stocks selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, (1) an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior 6-month period, of at least H.K.$3,000,000,000; (2) an average daily closing price, measured over the prior 6-month period, not lower than H.K.$2.50; (3) an average daily trading volume, measured over the prior 6-month period, of more than 1,000,000 shares per day, although up to, but no more than, three stocks may have an average daily trading volume, measured over the prior 6-month period, of less than 1,000,000 shares per day, but in no event less than 500,000 shares per day; and (4) a minimum "free float" value (total freely tradable outstanding shares minus insider holdings), based on a monthly average measured over the prior 3-month period, of $238,000,000, although up to, but no more than, three stocks may have a free float value of less than $238,000,000 but in no event less than $150,000,000, measured over the same period.

              The American Stock Exchange reviews and applies the above qualification criteria relating to the stocks comprising the AMEX Hong Kong 30 Index on a quarterly basis, conducted on the last business day in January, April, July and October. Any stock failing to meet the above listing and maintenance criteria will be reviewed on the second Friday of the second month following the quarterly review to again determine compliance with the above criteria. Any stock failing this second review will be replaced by a "qualified" stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a business day in The City of New York, the replacement will be effective at the close of business on the first preceding business day in The City of New York. The American Stock Exchange will notify its membership immediately after it determines to replace a stock.

Computation of the AMEX Hong Kong 30 Index

              The AMEX Hong Kong 30 Index is a capitalization-weighted index. A company's market capitalization is calculated by multiplying the number of shares outstanding by the company's current share price (in Hong Kong dollars). For valuation purposes, one AMEX Hong Kong 30 Index unit (1.0) is assigned a fixed value of one U.S. dollar. The AMEX Hong Kong 30 Index measures the average changes in price of the stocks comprising the AMEX Hong Kong 30 Index, weighted according to the respective market capitalizations, so that the effect of a percentage price change in a stock will be greater the larger the stock's market capitalization. The AMEX Hong Kong 30 Index was established by the American Stock Exchange on June 25, 1993, on which date the AMEX Hong Kong 30 Index value was set at 350.00.

              The AMEX Hong Kong 30 Index is calculated by (i) aggregating the market capitalization of each stock comprising the AMEX Hong Kong 30 Index and (ii) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the underlying stocks was approximately H.K.$1,152,829,149,500 and the divisor used to calculate the AMEX Hong Kong 30 Index was 3,293,797,570. The American Stock Exchange selected that particular divisor number in order, among other things, to ensure that the AMEX Hong Kong 30 Index was set at a general price level consistent with other well recognized stock market indices. The divisor is subject to periodic adjustments as set forth below. The AMEX Hong Kong 30 Index is calculated once each day by the American Stock Exchange based on the most recent official closing prices of each of the stocks comprising the AMEX Hong Kong 30 Index reported by the HKSE. Pricing of the AMEX Hong Kong 30 Index is disseminated before the opening of trading via the Consolidated Tape Authority Network-B and continuously during each business day in The City of New York. The dissemination value, however, will remain the same throughout the trading day because the trading hours of the HKSE do not overlap with trading hours in The City of New York. Accordingly, updated price information will be unavailable.

              In order to maintain continuity in the level of the AMEX Hong Kong 30 Index in the event of certain changes due to non-market factors affecting the stocks comprising the AMEX Hong Kong 30 Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the AMEX Hong Kong 30 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the AMEX Hong Kong 30 Index and in order that the value of the AMEX Hong Kong 30 Index immediately after such change will equal the level of the AMEX Hong Kong 30 Index immediately prior to the change. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. Nevertheless, changes in the identities and characteristics of the stocks comprising the AMEX Hong Kong 30 Index may significantly affect the behavior of the AMEX Hong Kong 30 Index over time.

The HKSE

              Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 3:55 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

              Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE, as of the date of this underlying supplement, will cease at 12:30 a.m. or 3:55 a.m., Eastern Daylight Savings Time. Using the last reported closing prices of the stocks underlying the AMEX Hong Kong 30 Index on the HKSE, the closing level of the AMEX Hong Kong 30 Index on any such trading day generally will be calculated, published and disseminated by the American Stock Exchange in the United States shortly before the opening of trading on the American Stock Exchange in New York on the same calendar day.

              The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company's shares may also be suspended if there is unusual trading activity in such shares.

              An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a "cash" company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the AMEX Hong Kong 30 Index may be limited by suspension of trading of individual stocks which comprise the AMEX Hong Kong 30 Index which may, in turn, adversely affect the value of the notes.

License Agreement with the American Stock Exchange

              We have entered into an agreement with The American Stock Exchange providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the AMEX Hong Kong 30 Index, which is owned and published by AMEX, in connection with certain securities, including the notes.

              The notes are not sponsored, endorsed, sold or promoted by the AMEX (including its affiliates). The American Stock Exchange has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the notes. The American Stock Exchange makes no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the AMEX Hong Kong 30 Index to track general stock market performance. The American Stock Exchange has no relationship to Credit Suisse other than the licensing of the AMEX Hong Kong 30 Index and the related trademarks for use in connection with the notes, which index is determined, composed and calculated by the American Stock Exchange without regard to Credit Suisse or the notes. The American Stock Exchange has no obligation to take the needs of Credit Suisse or the owners of the notes into consideration in determining, composing or calculating the AMEX Hong Kong 30 Index. The American Stock Exchange is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The American Stock Exchange has no liability in connection with the administration, marketing or trading of the notes.

              The American Stock Exchange is under no obligation to continue the calculation and dissemination of the AMEX Hong Kong 30 Index and the method by which the AMEX Hong Kong 30 Index is calculated and the name "AMEX Hong Kong 30 Index" may be changed at the discretion of the American Stock Exchange. No inference should be drawn from the information contained in this underlying supplement that the American Stock Exchange makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the AMEX Hong Kong 30 Index to track general stock market performance. The American Stock Exchange has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the AMEX Hong Kong 30 Index. The American Stock Exchange is not responsible for, and has not participated in the determination of the timing of, prices for or quantities of, the notes or in the determination or calculation of the equation by which the notes are to be settled in cash. The American Stock Exchange has no obligation or liability in connection with the administration, marketing or trading of the notes. The use of and reference to the AMEX Hong Kong 30 Index in connection with the notes have been consented to by the American Stock Exchange.

              The American Stock Exchange disclaims all responsibility for any inaccuracies in the data on which the AMEX Hong Kong 30 Index is based, or any mistakes or errors or omissions in the calculation or dissemination of the AMEX Hong Kong 30 Index.

THE DOW JONES EURO STOXX 50® INDEX

General

              We have derived all information regarding the Dow Jones EURO STOXX 50® Index contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We have no control over this publicly available information including as to its accuracy or completeness. Such information reflects the policies of, and is subject to change by, STOXX Limited. The Dow Jones EURO STOXX 50® Index is calculated, maintained and published by STOXX Limited.

              The Dow Jones EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company and SWX Swiss Exchange. Publication of the Dow Jones EURO STOXX 50® Index began on February 28, 1998, based on an initial Dow Jones EURO STOXX 50® Index value of 1,000 at December 31, 1991. The Dow Jones EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: http://www.stoxx.com, which sets forth, among other things, the country and industrial sector weightings of the securities included in the Dow Jones EURO STOXX 50® Index and updates these weightings at the end of each quarter. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any pricing supplement.

              The Dow Jones EURO STOXX 50® Index is reported by Bloomberg Financial Markets under the ticker symbol "SX5E."

Composition and Maintenance

              The Dow Jones EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the Dow Jones EURO STOXX® Index, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Industry Classification Benchmark.

              The composition of the Dow Jones EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Dow Jones EURO STOXX 50® Index are made to ensure that the Dow Jones EURO STOXX 50® Index includes the 50 market sector leaders from within the Dow Jones EURO STOXX® Index. A current list of the issuers that comprise the Dow Jones EURO STOXX 50® Index is available on the STOXX Limited website: http://www.stoxx.com. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any pricing supplement.

              The free float factors for each component stock used to calculate the Dow Jones EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Each component's weight is capped at 10% of the Dow Jones EURO STOXX 50® Index's total free float market capitalization.

              The Dow Jones EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Dow Jones EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Computation of the Dow Jones EURO STOXX 50® Index

              The Dow Jones EURO STOXX 50® Index is calculated with the "Laspeyres formula," which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones EURO STOXX 50® Index value can be expressed as follows:

Index	=	free float market capitalization of the Dow Jones EURO STOXX 50® Index divisor

              The "free float market capitalization of the Dow Jones EURO STOXX 50® Index" is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Dow Jones EURO STOXX 50® Index is being calculated.

              The Dow Jones EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of Dow Jones EURO STOXX 50® Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive "B" number of shares for every "A" share held (where applicable).

(1) Cash dividend:

Adjusted price = closing price - announced dividend * (1 - withholding tax)

Divisor: decreases

(2) Special cash dividend:

Adjusted price = closing price - announced dividend * (1 - withholding tax)

Divisor: decreases

(3) Split and reverse split:

Adjusted price = closing price * A/B

New number of shares = old number of shares * B/A

Divisor: no change

(4) Rights offering:

Adjusted price = (closing price * A + subscription price * B)/(A + B)

New number of shares = old number of shares * (A + B)/A

Divisor: increases

(5) Stock dividend:

Adjusted price = closing price * A/(A + B)

New number of shares = old number of shares * (A + B)/A

Divisor: no change

(6) Stock dividend of another company:

Adjusted price = (closing price * A - price of other company * B)/A

Divisor: decreases

(7) Return of capital and share consideration:

Adjusted price = (closing price - dividend announced by company * (1 - withholding tax)) * A/B

New number of shares = old number of shares * B/A

Divisor: decreases

(8) Repurchase shares/self tender:

Adjusted price = ((price before tender * old number of shares) - (tender price * number of tendered shares))/(old number of shares - number of tendered shares)

New number of shares = old number of shares - number of tendered shares

Divisor: decreases

(9) Spin-off:

Adjusted price = (closing price * A - price of spun-off shares * B)/A

Divisor: decreases

(10) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

  •
  Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.

  •
  If A is not equal to one share, all the following "new number of shares" formulae need to be divided by A:

If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C * (1 + B/A)/((A + B) * (1 + C/A))

New number of shares = old number of shares * ((A + B) * (1 + C/A))/A

Divisor: increases

If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C)/((A + C) * (1 + B/A))

New number of shares = old number of shares * ((A + C) * (1 + B/A))

Divisor: increases

Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C)/(A + B + C)

New number of shares = old number of shares * (A + B + C)/A

Divisor: increases

License Agreement with STOXX Limited

              We have entered into an agreement with STOXX Limited providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Dow Jones EURO STOXX 50® Index, which is owned and published by STOXX Limited, in connection with certain securities, including the notes.

              The notes are not sponsored, endorsed, sold or promoted by STOXX Limited (including its affiliates) (collectively referred to as "STOXX Limited"). STOXX Limited has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the notes. STOXX Limited makes no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Dow Jones EURO STOXX 50® Index to track general stock market performance. STOXX Limited has no relationship to Credit Suisse other than the licensing of the Dow Jones EURO STOXX 50® Index and the related trademarks for use in connection with the notes, which index is determined, composed and calculated by STOXX Limited without regard to Credit Suisse or the notes. STOXX Limited has no obligation to take the needs of Credit Suisse or the owners of the notes into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50® Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. STOXX Limited has no liability in connection with the administration, marketing or trading of the notes.

              STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CREDIT SUISSE, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN CREDIT SUISSE AND STOXX LIMITED IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE NOTES OR ANY THIRD PARTIES.

              THE DOW JONES EURO STOXX 50® INDEX AND STOXX® ARE THE INTELLECTUAL PROPERTY (INCLUDING REGISTERED TRADEMARKS) OF STOXX LIMITED, ZURICH, SWITZERLAND AND/OR DOW JONES & COMPANY, INC., A DELAWARE CORPORATION, NEW YORK, USA (THE "LICENSORS"), AND HAVE BEEN LICENSED FOR CERTAIN PURPOSES BY CREDIT SUISSE. THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE LICENSORS, AND THE LICENSORS MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES.

THE FTSE 100™ INDEX

General

              We have derived all information regarding the FTSE 100™ Index contained in this underlying supplement, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We have no control over this publicly available information including as to its accuracy or completeness. Such information reflects the policies of, and is subject to change by, FTSE International Limited ("FTSE"), a company owned equally by the London Stock Exchange (the "LSE") and the Financial Times, in association with the Institute and the Faculty of Actuaries.

The underlying components

              The FTSE 100™ Index is a free float adjusted index that measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. Publication of the FTSE 100™ Index began in February 1984.

              The 100 stocks included in the FTSE 100™ Index (the "FTSE Underlying Stocks") were selected from a reference group of stocks trading on the LSE which were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

              The FTSE 100™ Index is reported by Bloomberg Financial Markets under the ticker symbol "UKX."

Computation of the FTSE 100™ Index

              The FTSE 100™ Index is calculated by (i) multiplying the per share price of each stock included in the FTSE 100™ Index by the number of outstanding shares, (ii) calculating the sum of all these products (such sum being hereinafter the "FTSE Aggregate Market Value") as of the starting date of the FTSE 100™ Index, (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the FTSE 100™ Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSE 100™ Index and (iv) multiplying the result by 1,000. Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire FTSE 100™ than will movements in share prices of companies with relatively smaller market capitalization.

              The FTSE 100™ Index is reviewed quarterly by an Index Steering Committee of the LSE in order to maintain continuity in the level. Changes to the constituents can prompted by new listings on the exchange, corporate actions (e.g., mergers and acquisitions) or an increase or decrease in a market capitalization. The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE 100™ Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE 100™ Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization. Where a greater number of companies qualify to be interested in the FTSE 100™ Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE 100™ Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

License Agreement with FTSE

              The use of and reference to the FTSE 100™ Index in connection with the notes has been consented to by the FTSE. All rights to the FTSE 100™ Index are owned by the FTSE, the publisher of the FTSE 100™ Index. None of the LSE, the Financial Times and FTSE has any relationship to Credit Suisse or the notes. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the notes, or has any obligation or liability in connection with the administration, marketing or trading of the notes.

              The notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by the LSE or by The Financial Times Limited ("FT") and neither FTSE, the LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100™ Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The FTSE 100™ Index is compiled and calculated by FTSE. However, neither FTSE nor the LSE nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE 100™ Index and neither FTSE nor the LSE nor FT shall be under any obligation to advise any person of any error therein.

              "FTSE®," "FT-SE®" and "Footsie®" are trademarks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license. "All-World," "All- Share" and "All-Small" are trademarks of FTSE International Limited."

THE FTSE/XINHUA CHINA 25™ INDEX

General

              We have derived all information contained in this pricing supplement regarding the FTSE/Xinhua China 25 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. We have no control over this publicly available information including as to its accuracy or completeness. Such information reflects the policies of, and is subject to change by, FTSE/Xinhua Index Limited.

The underlying components

              The FTSE/Xinhua China 25 Index is a stock index calculated, published and disseminated by FTSE/Xinhua Index Limited ("FXI"), a joint venture of FTSE International Limited ("FTSE") and Xinhua Financial Network Limited ("Xinhua"), and is designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE/Xinhua China 25 Index is quoted in Hong Kong dollars ("HKD") and currently is based on the 25 largest and most liquid Chinese stocks (called "H" shares and "Red Chip" shares), listed and trading on the Stock Exchange of Hong Kong Ltd. ("HKSE"). "H" shares are securities of companies incorporated in the People's Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. "Red Chip" shares are securities of Hong Kong-incorporated companies, which are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China. Both "H" shares and "Red Chip" shares are quoted and traded in Hong Kong Dollars and are available only to international investors, who are not citizens of the People's Republic of China.

              The FTSE/Xinhua China 25 Index is reported by Bloomberg Financial Markets under the ticker symbol "XIN0I."

Computation of the FTSE/Xinhua China Index

              The FTSE/Xinhua China 25 Index is calculated using the free float index calculation methodology of the FTSE Group. The index is calculated using the following algorithm:

where p is the latest trade price of the component security n, e is the exchange rate required to convert the security's home currency into the index's base currency, s is the number of shares of the security in issue, f is the portion of free floating shares, adjusted in accordance with the policies of the FTSE/Xinhua Index Limited, c is the capping factor published by the FTSE/Xinhua Index Limited at the most recent quarterly review of the index, and d is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index.

              The FTSE/Xinhua China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. Under this methodology, FTSE/Xinhua Index Limited excludes from free floating shares trade investments in a FTSE/Xinhua China 25 Index constituent company by another FTSE/Xinhua China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE/Xinhua China 25 Index constituent stock is applied in bands, as follows:

Free float less than or equal to 15%	Ineligible for inclusion in the FTSE/Xinhua China 25 Index, unless free float is also greater than 5% and the full market capitalization is greater than US$2.5 billion (or local currency equivalent), in which case actual free float is used.
Free float greater than 15% but less than or equal to 20%	20%
Free float greater than 20% but less than or equal to 30%	30%
Free float greater than 30% but less than or equal to 40%	40%
Free float greater than 40% but less than or equal to 50%	50%

Free float greater than 50% but less than or equal to 75%	75%
Free float greater than 75%	100%

              These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a FTSE/Xinhua China 25 Index constituent stock's free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above. The FTSE/Xinhua China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE/Xinhua China 25 Index. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock's free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE/Xinhua China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event. Securities must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid securities are excluded:

  •
  Price.    FXI must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. FXI may exclude a security from the FTSE/Xinhua China 25 Index if it considers that an "accurate and reliable" price is not available. The FTSE/Xinhua China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

  •
  Liquidity.    Securities in the FTSE/Xinhua China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by FXI will not be eligible for inclusion in the FTSE/Xinhua China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

  •
  New Issues.    New issues must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

              The FTSE/Xinhua China 25 Index, like other indices of FXI, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE/Xinhua China 25 Index.

The Stock Exchange of Hong Kong Ltd.

              Trading on the Stock Exchange of Hong Kong Ltd. ("HKSE") is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 3:55 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

              Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE, as of the date of this underlying supplement, currently will cease at 12:30 a.m. or 3:55 a.m., Eastern Daylight Savings Time. Using the last reported closing prices of the stocks underlying the FTSE/Xinhua China 25 Index on the HKSE, the closing level of the FTSE/Xinhua China 25 Index on any such trading day generally will be calculated, published and disseminated by the American Stock Exchange in the United States shortly before the opening of trading on the American Stock Exchange in New York on the same calendar day.

              The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company's shares may also be suspended if there is unusual trading activity in such shares.

              An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a "cash" company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the FTSE/Xinhua China 25 Index may be limited by suspension of trading of individual stocks which comprise the FTSE/Xinhua China 25 Index which may, in turn, adversely affect the value of the notes.

License Agreement with FTSE/Xinhua Index Limited

              The notes are not in any way sponsored, endorsed, sold or promoted by FXI, FTSE or Xinhua or by the London Stock Exchange PLC (the "London Stock Exchange") or by The Financial Times Limited ("FT") and neither FXI, FTSE, Xinhua nor the London Stock Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE/Xinhua China 25 Index and/or the figure at which the FTSE/Xinhua China 25 Index stands at any particular time on any particular day or otherwise. The FTSE/Xinhua China 25 Index is compiled and calculated by or on behalf of FXI. However, neither FXI or FTSE or Xinhua or the London Stock Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE/Xinhua China 25 Index and neither FXI, FTSE, Xinhua or the London Stock Exchange or FT shall be under any obligation to advise any person of any error therein.

              The FTSE/Xinhua China 25 Index is calculated by or on behalf of FXI. FXI does not sponsor, endorse or promote the notes.

              All copyright in the FTSE/Xinhua China 25 Index values and constituent list vest in FXI. Credit Suisse has obtained full license from FXI to use such copyright in connection with the notes.

              "FTSE™" is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. "FTSE/Xinhua" is a trade mark of FTSE International Limited. "Xinhua" are service marks and trade marks of Xinhua Financial Network Limited. All marks are licensed for use by FXI.

THE KOREA STOCK PRICE INDEX 200

General

              We have derived all information contained in this underlying supplement regarding the Korea Stock Price Index 200 (the "KOSPI 200"), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We have no control over this publicly available information including as to its accuracy or completeness. Such information reflects the policies of, and is subject to change by, Korea Exchange ("KRX"), the publisher of the KOSPI 200.

              The KOSPI 200 is a capitalization-weighted index of 200 Korean blue-chip stocks which make up a large majority of the total market value of the Korea Stock Exchange ("KSE"). The KOSPI 200 is the underlying index for stock index futures and options trading. The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in their respective industry groups.

              The KOSPI 200 is reported by Bloomberg Financial Markets under the ticker symbol "KOSPI2."

The underlying components

              All common stocks listed on the KSE as of the periodic realignment date (as defined below) will be included in the selection process, except for the stocks which fall into one of the following categories:

  •
  stocks with administrative issues;

  •
  stocks with liquidation issues;

  •
  stocks issued by securities investment companies;

  •
  stocks that have been listed less than one year as of the last trading in April of the year in which the periodic review and selection process occurs;

  •
  stocks belonging to the industry groups other than those industry groups listed below;

  •
  a constituent stock merged into a non-constituent stock;

  •
  a company established as a result of a merger between two constituent stocks; and

  •
  any other stocks that are deemed unsuitable to be included in the constituents of the KOSPI 200.

              The companies listed on the KOSPI 200 are classified into the following industry groups: (i) fisheries, (ii) mining, (iii) manufacturing, (iv) construction, (v) electricity and gas, (vi) services, (vii) post and communication and (viii) finance. The constituents of the KOSPI 200 are selected first from the non-manufacturing industry cluster, and then from the manufacturing industry cluster.

              The constituents from the non-manufacturing industry cluster are selected in accordance with the following:

  •
  Selection is made in descending order of market capitalization, from large to small, in the same industry group, while ensuring the aggregate market capitalization of the concerned industry group is within 70% of that of all industry groups.

  •
  Notwithstanding the above, the stocks whose ranking of trading volume in descending order is below 85% of the stocks included in deliberation within the same industry group are excluded. In such case, the excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

              The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group. The excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

              Notwithstanding anything above, a stock whose market capitalization is within the top 50 in terms of market capitalization may be included in the constituents of the KOSPI 200, by taking into consideration the influence that its industry group has on the KOSPI 200, as well as the liquidity of that stock. Stocks to be placed on the replacement list are selected from the stocks included for deliberation, excluding those already selected as constituents of the KOSPI 200.

Computation of the KOSPI 200 Index

              The KOSPI 200 is computed by multiplying (i) the market capitalization as of the calculation time divided by the market capitalization as of the base date, by (ii) 100. The base date of the KOSPI 200 is January 3, 1990 with a base index of 100. Market capitalization is obtained by multiplying the number of listed common shares of the constituents by the price of the concerned common share.

              If the number of listed shares increases due to rights offering, bonus offering and stock dividend, which accompany ex-right or ex-dividend, such increase is included in the number of listed shares on the ex-right date or ex-dividend date.

              Share prices refer to the market price established during the regular trading session. If no trading took place on such day, the quotation price is used and if no quotation price is available, the closing price of the most recent trading day is used.

Stock Revision

              The constituents of the KOSPI 200 are realigned once a year while observing each of the following:

  •
  An existing constituent will not be removed if the ranking of the market capitalization of such stock is within 100/110 of the ranking of the KOSPI 200 constituents of the same industry group;

  •
  In order to be included in the constituents of the KOSPI 200, the ranking of the market capitalization of a stock must be within 90/100 of the ranking of the KOSPI 200 constituents of the same industry group;

  •
  If the ranking of the market capitalization of an existing constituent falls below 100/110 of the ranking of the KOSPI 200 constituents of the same industry group, but there is no stock satisfying the requirement specified in the preceding clause, the existing constituent will not be removed; and

  •
  When removing the existing constituents, a constituent whose ranking of market capitalization within the same industry group is the lowest will be removed first.

              The periodic realignment date is the trading day following the day that is the last trading day of June contracts of both the index futures and index options. In the event where a constituent of the KOSPI 200 falls under any of the following cases, that constituent shall be removed from the constituents and the removal date is as follows:

  •
  Delisting: the trading day following the delisting date;

  •
  Designation as administrative issue: the designation date;

  •
  Merger: the day of trading halt; and

  •
  It is determined that the stock is unsuitable as a constituent of the KOSPI 200: the trading day following the day of such determination, which is the last trading day of the nearest month contracts of both the index futures and index options, after the date of such decision.

              When realigning the constituents of the KOSPI 200, the replacement stocks are chosen from the replacement list in accordance with the rank order. In the case of an industry group that has no stock listed on the replacement list, a replacement stock is chosen from the replacement list of manufacturing industry cluster.

The Korea Stock Exchange

              The KSE's predecessor, the Daehan Stock Exchange, was established in 1956. The KSE is an order-driven market, where buy and sell orders compete for best prices. The KSE seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms.

              Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KSE uses electronic trading procedures, from order placement to trade confirmation. The KSE is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KSE conducts pre-hours and after-hours sessions for block trading and basket trading. During pre-hours sessions from 7:30 a.m. to 8:30 a.m., orders are matched at previous day's respective closing prices. After-hours sessions are open for 50 minutes from 3:10 p.m. to 4:00 p.m. During after-hours sessions, orders are matched at the closing prices of the day.

              On January 26, 2004, the KSE introduced the random-end system at the opening and closing call auctions. The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KSE caused by "fake" orders placed with an intention of misleading other investors. In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55 a.m. to 9:00 a.m. (or 2:55 p.m. to 3:00 p.m.), deviates from the provisional opening (or closing) price by 5% or more, the KSE delays the determination of the opening (or closing) price of the stock up to five minutes. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KSE makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10 a.m. to 9:00 a.m. (or 2:50 p.m. to 3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

              The KSE sets a limit on the range that the price of individual stocks can change during a day. As of June 2004, that limit was set at 15%, which meant that the price of each stock could neither fall nor rise by more than 15% from the previous day's closing price. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KSE may halt the trading of the stock. In such cases, the KSE requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KSE deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

              The KSE introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI 200 falls by 10% or more from the previous day's closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

License Agreement with Korea Exchange

              The notes are not sponsored, endorsed, sold or promoted by KRX, the successor of Korea Stock Exchange who calculates the KOSPI 200 and owns the intellectual property rights over it. KRX makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the KOSPI 200 to track general stock market performance. KRX's only relationship to Credit Suisse is the licensing of certain trademarks and trade names of KRX and of the KOSPI 200 which is determined, composed and calculated by KRX without regard to Credit Suisse or the notes. KRX has no obligation to take the needs of Credit Suisse or the owners of the notes into consideration in determining, composing or calculating the KOSPI 200. KRX is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes is to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the notes.

              KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CREDIT SUISSE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE MSCI SINGAPORE INDEX

General

              We have derived all information contained in this underlying supplement regarding the MSCI Singapore Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We have no control over this publicly available information including as to its accuracy or completeness. Such information reflects the policies of, and is subject to change by, the Morgan Stanley Capital International Inc. ("MSCI"). The MSCI Singapore Index is calculated, maintained and published by MSCI.

              The MSCI Singapore Index is a free float adjusted market capitalization index that measures equity market performance in Singapore.

              On May 30, 2008, MSCI completed changes to the methodology used in its MSCI International Equity Indices, which includes the MSCI Singapore Index. MSCI enhanced its Standard Index methodology by moving from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and style segments. The MSCI Standard Indices and the MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indices methodology described below.

              The MSCI Singapore Index is reported by Bloomberg Financial Markets under the ticker symbol "SGY."

The underlying components

Constructing the MSCI Singapore Index

              MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the "GICS").

Defining the Equity Universe

              (i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets ("DM") or Emerging Markets ("EM"). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts ("REITs") in some countries and certain income trusts in Canada are also eligible for inclusion.

              (ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

              A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

              The investability screens used to determine the Investable Equity Universe in each market are as follows:

  (i)
  Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the sorted Equity Universe.

  (ii)
  Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

  (iii)
  DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio ("ATVR"), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

  (iv)
  Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security's Foreign Inclusion Factor ("FIF") must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the MSCI Singapore Index's ability to fully and fairly represent the characteristics of the underlying market.

  (v)
  Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering ("IPO") to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Defining Market Capitalization Size Segments for Each Market

              Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

  •
  Investable Market Index (Large + Mid + Small)

  •
  Standard Index (Large + Mid)

  •
  Large Cap Index

  •
  Mid Cap Index

  •
  Small Cap Index

              Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated

Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules. Singapore is classified by MSCI as a DM.

Index Continuity Rules for the Standard Indices

              In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

              If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

              All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

              All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor's, the Global Industry Classification Standard. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Index Maintenance

              The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

              In particular, index maintenance involves:

  (i)
  Semi-Annual Index Reviews ("SAIRs") in May and November of the Size Segment and Global Value and Growth Indices which include:

    •
    updating the indices on the basis of a fully refreshed Equity Universe;

    •
    taking buffer rules into consideration for migration of securities across size and style segments; and

    •
    updating FIFs and Number of Shares ("NOS").

              The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

  (ii)
  Quarterly Index Reviews ("QIRs") in February and August of the Size Segment Indices aimed at:

    •
    including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index;

    •
    allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and

    •
    reflecting the impact of significant market events on FIFs and updating NOS.

              QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

              (iii) Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company's tenth day of trading.

Announcement Policy

              The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November.

              The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.

              All changes resulting from corporate events are announced prior to their implementation.

              The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an "expected" announcement, or as an "undetermined" announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends "confirmed" announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m., US Eastern Time.

              In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

              In the case of secondary offerings representing more than 5% of a security's number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

              Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security's number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

              Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation.

Index Calculation

              The MSCI Singapore Index is calculated using the Laspeyres' concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today's MSCI Singapore Index level is obtained by applying the change in the market performance to the previous period MSCI Singapore Index level.

PriceIndexLevelUSDt = PriceIndexLevelUSDt-1 *	IndexAdjustedMarketCapUSDt IndexInitialMarketCapUSDt

PriceIndexLevelLocalt = PriceIndexLevelLocalt-1 *	IndexAdjustedMarketCapForLocalt IndexInitialMarketCapUSDt

Where:

•
PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1

•
IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t

•
IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t

•
PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1

•
IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

Security Price Index Level

SecurityPriceIndexLevel1 = SecurityPriceIndexLevelt-1 *	SecurityAdjustedMarketCapForLocalt SecurityInitialMarketCapUSDt

SecurityAdjustedMarketCapForLocalt =

IndexNumberOfSharest-1 * PricePerSharet * InclusionFactort * PAFt FXratet-1	*	ICIt ICIt-1

SecurityInitialMarketCapUSDt =

IndexNumberOfSharest-1 * PricePerSharet-1 * InclusionFactort FXratet-1

Where:

•
SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1

•
SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1

•
SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t

•
IndexNumberOfSharest-1 is the number of shares of security s at time t-1

•
PricePerSharet is the price per share of security s at time t

•
PricePerSharet-1 is the price per share of security s at time t-1

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor

•
PAFt is the Price Adjustment Factor of security s at time t

•
FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira - ICI = 1,000,000)

ICIt-1 is the Internal Currency Index of price currency at time t-1

Index Market Capitalization

IndexAdjustedMarketCapUSDt =

S sel,t	Index Number of Sharest-1 * Price Per Sharet * Inclusion Factort * PAFt FXratet

IndexAdjustedMarketForLocalt =

S sel,t	(	Index Number of Sharest-1 * Price Per Sharet * Inclusion Factort * PAFt FXratet-1	*	ICIt ICIt-1)

IndexInitialMarketCapUSDt =

S sel,t	Index Number of Sharest-1 * Price Per Sharet-1 * Inclusion Factort FXratet-1

Where:

•
IndexNumberOfSharest-1 is the number of shares of security s at time t-1

•
PricePerSharet is the price per share of security s at time t

•
PricePerSharet-1 is the price per share of security s at time t-1

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor, Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•
PAFt is the Price Adjustment Factor of security s at time t

•
FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

•
FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira - ICI = 1,000,000).

•
ICIt-1 is the Internal Currency Index of price currency at time t-1

Corporate Events

              Mergers and Acquisitions. As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

              Tender Offers. In tender offers, the acquired or merging security is generally deleted from MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and/or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security's free float has been substantially reduced, if all required information is not available in advance or if the offer's outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security's market price, the recommendation by the acquired company's board of directors, the major shareholders' stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

              If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

              Late Announcements of Completion of Mergers and Acquisitions. When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day's market price of the acquired or merging entities.

              Conversions of Share Classes. Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

              Spin-Offs. On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

              In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

              When the spun-off security does not trade on the ex-date, a "detached" security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

              Corporate Actions. Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

              If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

              Share Placements and Offerings. Changes in number of shares and FIF resulting from primary equity offerings representing more than 5% of the security's number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security's number of shares are deferred to the next regularly scheduled Quarterly Index Review following the completion of the event. For public secondary offerings of existing constituents representing more than 5% of the security's number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next Quarterly Index Review. Secondary offerings involve the distribution of existing shares of current shareholders' in a listed company and are usually pre-announced by a company or by a company's shareholders and open for public subscription during a pre-determined period.

              Debt-to-Equity Swaps. In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

              Suspensions and Bankruptcies. MSCI will remove from the MSCI Equity Index Series as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

License Agreement with Morgan Stanley Capital International Inc. for the MSCI Singapore Index

              We have entered into an agreement with Morgan Stanley Capital International Inc. ("MSCI") providing us and certain of our affiliates or subsidiaries identified in that agreement with a nonexclusive license and, for a fee, with the right to use the MSCI Singapore Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

              The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Singapore Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Singapore Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Singapore Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

              ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE MSCI TAIWAN INDEX

General

              We have derived all information regarding the MSCI Taiwan Index contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We have no control over this publicly available information including as to its accuracy or completeness. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. ("MSCI"). The MSCI Taiwan Index is calculated, maintained and published by MSCI.

              The MSCI Taiwan Index is a free float adjusted market capitalization index of securities listed on the Taiwan Stock Exchange.

              On May 30, 2008, MSCI completed changes to the methodology used in its MSCI International Equity Indices, which includes the MSCI Taiwan Index. MSCI enhanced its Standard Index methodology by moving from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and style segments. The MSCI Standard Indices and the MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indices methodology described below.

              The MSCI Taiwan Index is reported by Bloomberg Financial Markets under the ticker symbol "TWY."

The underlying components

Constructing the MSCI Taiwan Index

              MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the "GICS").

Defining the Equity Universe

              (i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed

Markets ("DM") or Emerging Markets ("EM"). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts ("REITs") in some countries and certain income trusts in Canada are also eligible for inclusion.

              (ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

              A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

              The investability screens used to determine the Investable Equity Universe in each market are as follows:

  (i)
  Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the sorted Equity Universe.

  (ii)
  Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

  (iii)
  DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio ("ATVR"), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

  (iv)
  Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security's Foreign Inclusion Factor ("FIF") must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the MSCI Taiwan Index's ability to fully and fairly represent the characteristics of the underlying market.

  (v)
  Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering ("IPO") to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Defining Market Capitalization Size Segments for Each Market

              Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

  •
  Investable Market Index (Large + Mid + Small)

  •
  Standard Index (Large + Mid)

  •
  Large Cap Index

  •
  Mid Cap Index

  •
  Small Cap Index

              Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules. Taiwan is classified by MSCI as an EM.

Index Continuity Rules for the Standard Indices

              In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

              If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

              All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

              All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor's, the Global Industry Classification Standard. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Index Maintenance

              The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

              In particular, index maintenance involves:

  (i)
  Semi-Annual Index Reviews ("SAIRs") in May and November of the Size Segment and Global Value and Growth Indices which include:

    •
    updating the indices on the basis of a fully refreshed Equity Universe;

    •
    taking buffer rules into consideration for migration of securities across size and style segments; and

    •
    updating FIFs and Number of Shares ("NOS").

              The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

  (ii)
  Quarterly Index Reviews ("QIRs") in February and August of the Size Segment Indices aimed at:

    •
    including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index;

    •
    allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and

    •
    reflecting the impact of significant market events on FIFs and updating NOS.

              QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

              (iii) Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company's tenth day of trading.

Announcement Policy

              The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November.

              The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.

              All changes resulting from corporate events are announced prior to their implementation.

              The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an "expected" announcement, or as an "undetermined" announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends "confirmed" announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m., US Eastern Time.

              In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

              In the case of secondary offerings representing more than 5% of a security's number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

              Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security's number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

              Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation.

Index Calculation

              The MSCI Taiwan Index is calculated using the Laspeyres' concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today's MSCI Taiwan Index level is obtained by applying the change in the market performance to the previous period MSCI Taiwan Index level.

PriceIndexLevelUSDt = PriceIndexLevelUSDt-1 *	IndexAdjustedMarketCapUSDt IndexInitialMarketCapUSDt

PriceIndexLevelLocalt = PriceIndexLevelLocalt-1 *	IndexAdjustedMarketCapForLocalt IndexInitialMarketCapUSDt

Where:

•
PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1

•
IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t

•
IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t

•
PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1

•
IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

Security Price Index Level

SecurityPriceIndexLevel1 = SecurityPriceIndexLevelt-1 *	SecurityAdjustedMarketCapForLocalt SecurityInitialMarketCapUSDt

SecurityAdjustedMarketCapForLocalt =

IndexNumberOfSharest-1 * PricePerSharet * InclusionFactort * PAFt FXratet-1	*	ICIt ICIt-1

SecurityInitialMarketCapUSDt =

IndexNumberOfSharest-1 * PricePerSharet-1 * InclusionFactort FXratet-1

Where:

•
SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1

•
SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1

•
SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t

•
IndexNumberOfSharest-1 is the number of shares of security s at time t-1

•
PricePerSharet is the price per share of security s at time t

•
PricePerSharet-1 is the price per share of security s at time t-1

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor, Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•
PAFt is the Price Adjustment Factor of security s at time t

•
FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira - ICI = 1,000,000).

ICIt-1 is the Internal Currency Index of price currency at time t-1

Index Market Capitalization

IndexAdjustedMarketCapUSDt =

S sel,t	Index Number of Sharest-1 * Price Per Sharet * Inclusion Factort * PAFt FXratet

IndexAdjustedMarketForLocalt =

S sel,t	(	Index Number of Sharest-1 * Price Per Sharet * Inclusion Factort * PAFt FXratet-1	*	ICIt ICIt-1)

IndexInitialMarketCapUSDt =

S sel,t	Index Number of Sharest-1 * Price Per Sharet-1 * Inclusion Factort FXratet-1

Where:

•
IndexNumberOfSharest-1 is the number of shares of security s at time t-1

•
PricePerSharet is the price per share of security s at time t

•
PricePerSharet-1 is the price per share of security s at time t-1

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•
PAFt is the Price Adjustment Factor of security s at time t

•
FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

•
FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira - ICI = 1,000,000).

•
ICIt-1 is the Internal Currency Index of price currency at time t-1

Corporate Events

              Mergers and Acquisitions. As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

              Tender Offers. In tender offers, the acquired or merging security is generally deleted from MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and/or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security's free float has been substantially reduced, if all required information is not available in advance or if the offer's outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security's market price, the recommendation by the acquired company's board of directors, the major shareholders' stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

              If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

              Late Announcements of Completion of Mergers and Acquisitions. When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day's market price of the acquired or merging entities.

              Conversions of Share Classes. Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

              Spin-Offs. On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

              In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

              When the spun-off security does not trade on the ex-date, a "detached" security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

              Corporate Actions. Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

              If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

              Share Placements and Offerings. Changes in number of shares and FIF resulting from primary equity offerings representing more than 5% of the security's number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security's number of shares are deferred to the next regularly scheduled Quarterly Index Review following the completion of the event. For public secondary offerings of existing constituents representing more than 5% of the security's number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next Quarterly Index Review. Secondary offerings involve the distribution of existing shares of current shareholders' in a listed company and are usually pre-announced by a company or by a company's shareholders and open for public subscription during a pre-determined period.

              Debt-to-Equity Swaps. In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

              Suspensions and Bankruptcies. MSCI will remove from the MSCI Equity Index Series as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

License Agreement with Morgan Stanley Capital International Inc.

              We have entered into an agreement with Morgan Stanley Capital International Inc. ("MSCI") providing us and certain of our affiliates or subsidiaries identified in that agreement with a nonexclusive license and, for a fee, with the right to use the MSCI Taiwan Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

              The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Taiwan Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Taiwan Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Taiwan Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

              ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Russell 2000® Index

General

              We have derived all information contained in this underlying supplement regarding the Russell 2000® Index, including, without limitation, its make-up, method of calculation and changes to its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Russell Investment Group ("Russell"). The Russell 2000® Index was developed by Russell and is calculated, maintained and published by Russell. We make no representation or warranty as to the accuracy or completeness of such information.

              The Russell 2000® Index is intended to track the performance of the small-cap segment of the U.S. equity market. The Russell 2000® Index is reconstituted annually and eligible initial public offerings ("IPOs") are added to the Russell 2000® Index at the end of each calendar quarter. The Russell 2000® Index is a subset of the Russell 3000E® Index, which contains the largest 4,000 companies incorporated in the U.S. and its territories and represents approximately 99% of the U.S. equity market. The Russell 2000® Index measures the composite price performance of stocks of approximately 2,000 U.S. companies.

              As of May 31, 2008, the largest five sectors represented by the Russell 2000® Index were Financial Services, Consumer Discretionary, Technology, Health Care, and Materials and Processing. Real-time dissemination of the value of the Russell 2000® Index by Reuters began on December 31st 1986.

The Underlying Components

Computation of the Russell 2000® Index

              Companies incorporated in the United States are eligible for inclusion in the Russell U.S. Indexes. Additionally, beginning during Reconstitution 2007, companies incorporated in select countries/regions including the Bahamas, Bermuda and the Cayman Islands, are also being reviewed for eligibility if such companies meet at least ONE of the following criteria: 1) the headquarters is in the United States or 2) the headquarters is in the international country/region and the primary exchange for local shares of the company is in the United States.

              Preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, trust receipts and American Depository Receipts are excluded. Royalty trusts, limited liability companies, closed-end investment companies (business development companies are eligible), blank check companies, special purpose acquisition companies, and limited partnerships are also excluded. Over-the-counter, bulletin board and pink sheet securities that are traded on a major U.S. exchange are not eligible for inclusion. Stocks must trade at or above $1.00 on their primary exchange on May 31st of each year or during the IPO eligibility periods to be eligible for inclusion in the Russell 2000® Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution, if it is then still trading below $1.00. Companies with only a small portion of their shares available in the marketplace are not eligible. In order to be included in the annual reconstitution, a stock must be listed on May 31 and Russell must have access to documentation on that date supporting the company's eligibility for inclusion. IPOs are considered for inclusion quarterly.

              The primary criteria used to determine the initial list of securities eligible for the Russell 2000® Index is total market capitalization, which is determined by multiplying total outstanding shares by the market price as of May 31 for those securities being considered at annual reconstitution. Only common stock is used to determine market capitalization for a company. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other, each class is considered for inclusion separately. On May 31st of each year, all eligible securities are ranked by their total market capitalization. Since 2004, reconstitution has occurred on the last Friday in June and IPO eligibility has been determined at the end of each calendar quarter.

              Once the market capitalization for each security is determined by use of total shares and price, each security is placed in the appropriate Russell market capitalization based index. The largest 4,000 securities become members of the Russell 3000E™ Index. The Russell 2000® Index is

a subset of this index and generally includes companies #1001 to #3000 (based on descending total market capitalization) of the Russell 3000E™ Index.

Capitalization Adjustments

              After membership is determined, a security's shares are adjusted to include only those shares available to the public, which is often referred to as "free float." The following types of shares are considered unavailable for purchase and removed from total market capitalization:

  •
  ESOP or LESOP shares that comprise 10% or more of the shares outstanding are adjusted;

  •
  Cross ownership by another Russell 3000E™ Index or Russell Global® Index member: Shares held by another member of a Russell index is considered cross ownership, and all shares will be adjusted regardless of percentage held;

  •
  Large corporate and private holdings: Shares held by another listed company (non-member) or by private individuals will be adjusted if they are greater than 10% of shares outstanding. Not included in this class are institutional holdings, including investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms;

  •
  Unlisted share classes: Classes of common stock that are not traded on a U.S. exchange are adjusted;

  •
  IPO lock-ups: Shares locked up during an IPO that are not available to the public and will be excluded from the market value at the time the IPO enters the index; and

  •
  Government Holdings:
  •
  Direct government holders: Those holdings listed as "government of" are considered unavailable and will be removed entirely from available shares.

  •
  Indirect government holders: Shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%.

  •
  Government pensions: Any holding by a government pension plan is considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 2000® Index

              Changes to the Russell 2000® Index are made when an action is final. Depending upon the time an action is determined to be final, Russell will either (1) apply the action after the close of the current market day, or (2) apply the action after the close of the following day. The following summarizes the types of Russell 2000® Index maintenance adjustments. A full description of all corporate action driven change to the Russell Indexes can be found on the Russell's website.

  •
  "No Replacement" Rule: Securities that leave the Russell 2000® Index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000® Index over the past year will fluctuate according to corporate activity.

  •
  Rules for Deletions:
  •
  Mergers and Acquisitions: Mergers and Acquisitions (M&A) result in changes to the membership and to the weighting of members within the Russell 2000® Index. M&A activity is applied to the Russell 2000® Index after the action is determined to be final. If both companies involved are included in the Russell 3000E™ Index, the acquired company is deleted and its market capitalization is moved to the acquiring company's stock, according to the merger terms. If only one company is included in the Russell 3000E™ Index, there may be two forms of merger or acquisition: if the acquiring company is a member, the acquiring company's shares will be adjusted at month end, and if the acquiring company is not a member, the acquired company will be deleted if it is a standard acquisition or the acquired company will be deleted and the surviving entity will be placed in the appropriate market capitalization index if it is a reverse merger.

  •
  Reincorporations: Companies that are reincorporated to another country are deleted from the index when the reincorporation is final.

  •
  Delisting: Only companies listed on U.S. exchanges are included. Therefore, when a company is delisted from a U.S. exchange and moved to OTC, the company is removed from the index either at the close of the current day or the following day.

  •
  Rule for Additions:
  •
  Spin-offs—Spin-off companies are added to the parent company's index and capitalization tier of membership, if the spin-off company is large enough. To be eligible, the spun-off company's total market capitalization must be greater than the market adjusted total market capitalization of the smallest security in the Russell 3000E™ Index at the latest reconstitution.

  •
  Initial Public Offerings—Eligible IPOs are added to the Russell Indexes each quarter.

License Agreement with Russell

              We and Russell have entered into a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Russell 2000® Index in connection with the securities.

              The license agreement between Russell and us provides that language substantially the same as the following language must be stated in this underlying supplement:

              The Russell 2000® Index is the intellectual property of Russell (the "Sponsor"). The Sponsor reserves all rights including copyright, to the Russell 2000® Index.

              The securities are not sponsored, endorsed, sold or promoted by Frank Russell Company ("Russell"). Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in these securities particularly or the ability of the Russell Indexes to track general stock market performance or a segment of the same. Russell's publication of the Russell Indexes in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell Indexes are based. Russell's only relationship to Credit Suisse is the licensing of certain trademarks and trade names of Russell and of the Russell Indexes which are determined, composed and calculated by Russell without regard to Credit Suisse or the securities. Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell Indexes. Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

              RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL INDEXES OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY THE RUSSELL INDEXES. INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL INDEXES OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P 500® INDEX

General

              Unless otherwise stated, all information regarding the S&P 500® Index provided in this underlying supplement is derived from S&P, or other publicly available sources, and we have not participated in the preparation of, or verified, such publicly available information. We have no control over this publicly available information including as to its accuracy or completeness. Such information reflects the policies of S&P as stated in such sources, and such policies are subject to change by S&P. S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of, the S&P 500® Index at any time.

              As of July 23, 2008, the aggregate market value of the 500 companies included in the S&P 500® Index represented approximately 75% of the market value of U.S. equities. S&P chooses companies for inclusion in the S&P 500® Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company.

              The S&P 500® Index is reported by Bloomberg Financial Markets under the ticker symbol "SPX."

The underlying components

              As of July 23, 2008 the 500 companies included in the S&P 500® Index were divided into 10 Global Industry Classification Sectors. The Global Industry Classification Sectors included (with the number of companies currently included in such sectors indicated in parentheses): Consumer

Discretionary (84), Consumer Staples (41), Energy (39), Financials (88), Health Care (52), Industrials (55), Information Technology (72), Materials (29), Telecommunication Services (9) and Utilities (31). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above.

              The S&P 500® Index does not reflect the payment of dividends on the stocks underlying it and therefore the return on your securities will not be the same as the return you would receive if you were to purchase such underlying stocks and hold them until the maturity date.

Computation of the S&P 500® Index

              On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float adjusted formula, and on September 16, 2005 the S&P 500® Index was fully float adjusted. S&P's criteria for selecting stocks for the S&P 500® Index will not be changed by the shift to float adjustment. However, the adjustment affects each company's weight in the S&P 500® Index (i.e., its market value).

              Under float adjustment, the share counts used in calculating the S&P 500® Index will reflect only those shares that are available to investors and not all of a company's outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

  •
  holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

  •
  holdings by government entities, including all levels of government in the United States or foreign countries; and

  •
  holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

              However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as "exchangeable shares," shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

              For each stock, an investable weight factor ("IWF") is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float adjusted index will then be calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P will calculate the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

              The S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total market value of all 500 S&P 500® component stocks relative to the S&P 500® Index's base period of 1941–43 (the 'base period').

              An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

              The actual total market value of the S&P 500® component stocks during the base period has been set equal to an indexed value of 10. This is often indicated by the notation 1941–43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total market value of the S&P 500® component stocks by a number called the index divisor. By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original base period level of the S&P 500® Index. The index divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index ("index maintenance").

              Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

              To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total market value of the S&P 500® Index require an index divisor adjustment. By adjusting the index divisor for the change in total market value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All index divisor adjustments are made after the close of trading. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require index divisor adjustments.

              The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (e.g., 2-for-1)	Shares outstanding multiplied by 2; Stock price divided by 2	No
Share Issuance (i.e., change ≥ 5%)	Shares outstanding plus newly issued shares	Yes
Share Repurchase (i.e., change ≥ 5%)	Shares outstanding minus Repurchased shares	Yes
Special Cash Dividends	Share price minus Special dividend	Yes
Company Change	Add new company Market value minus old company Market value	Yes
Rights offering	Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid	Yes
Spinoffs	If the spun-off company is not added to the S&P 500® Index, then Index market value minus value of the spun-off unit	Yes
	If the spun-off company is added to the S&P 500® Index, no company is removed from the Index	No
	If the spun-off company is added to the S&P 500® Index, another company is removed to keep the number of names fixed, and the Index Divisor adjustment reflects the deletion	Yes

              Stock splits and stock dividends do not affect the index divisor of the S&P 500® Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the market value of the S&P 500® component stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

              Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the market value of the S&P 500® component stock and consequently of altering the aggregate market value of the S&P 500® component stocks (the "Post-Event Aggregate Market Value"). In order that the level of the S&P 500® Index (the "Pre-Event Index Value") not be affected by the altered market value (whether increase or decrease) of the affected S&P 500® component stock, a new index divisor ("New Divisor") is derived as follows:

Pre-Event Index Value	=	Post-Event Aggregate Market Value New Divisor

New Divisor	=	Post-Event Aggregate Market Value Pre-Event Index Value

              A large part of the index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the index divisor is adjusted to compensate for the net change in the total market value of the S&P 500® Index. In addition, any changes over 5% in the current common shares outstanding for the index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the index divisor.

License Agreement with S&P

              We or one of our affiliates and S&P are parties to a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including these notes. "Standard & Poor's®", "S&P®", "S&P 500®", "Standard & Poor's 500®", and "500®" are trademarks of Standard & Poor's Corporation and have been licensed for use by Credit Suisse.

              The securities are not sponsored, endorsed, sold or promoted by Standard & Poor's Corporation ("S&P"). S&P makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500® Index to track general stock market performance. S&P's only relationship to the Licensee is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P without regard to the Licensee or the securities. S&P has no obligation to take the needs of the Licensee or the owners of the securities into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued, sold, purchased, written or entered into by Licensee or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

              S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FORGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE TOPIX® INDEX

General

              We have derived all information contained in this underlying supplement regarding the Tokyo Stock Price Index, or the TOPIX® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We have no control over this publicly available information including as to its accuracy or completeness. Such information reflects the policies of, and is subject to change by, the TSE. The TOPIX® Index was developed by the TSE and is calculated, maintained and published by the TSE.

              The TOPIX® Index was developed by the TSE. Publication of the TOPIX® Index began on July 1, 1969, based on an initial Index value of 100 at January 4, 1968, which was reset at 1,000 on April 1, 1998. The TOPIX® Index is computed and published every 15 seconds via TSE's Market

Information System, and is reported to securities companies across Japan and available worldwide through computerized information networks.

              The TOPIX® Index is reported by Bloomberg Financial Markets under the ticker symbol "TPX:IND."

The underlying components

              The component stocks of the TOPIX® Index consist of all Japanese common stocks listed on the First Section of the TSE which have an accumulative length of listing of at least six months. The TOPIX® Index measures changes in the aggregate market value of these stocks. The TSE Japanese stock market is divided into two sections: the First Section and the Second Section. Listings of stocks on the TSE are divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies. The component stocks of the TOPIX® Index are determined based on market capitalization and liquidity. Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

              The TOPIX® Index is a free float adjusted market capitalization weighted index, with the market price of each component stock multiplied by the number of shares listed (as adjusted by multiplying the free float weight to take into account only the listed shares deemed to be available for trading in the market). The TSE is responsible for calculating and maintaining the TOPIX® Index, and can add, delete or substitute the stocks underlying the TOPIX® Index or make other methodological changes that could change the value of the TOPIX® Index. The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX® Index if such stock ceases to meet the criteria for inclusion. Stocks listed on the Second Section of the TSE may be transferred to the First Section if they satisfy applicable criteria. Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others. Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section. As of October 15, 2007, stocks of 1,744 Japanese companies were assigned to the First Section of the TSE and stocks of 469 companies were assigned to the Second Section.

Computation of the TOPIX® Index

              The TOPIX® Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth. The TOPIX® Index is calculated by multiplying 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of free-float adjusted common shares listed on the First Section of the TSE at the same instance) (the "Current Market Value") by the base market value (i.e., the Current Market Value on the base date) (the "Base Market Value").

              The calculation of the Index can be represented by the following formula:

Index	=	Current Market Value Base Market Value	×	100

              In order to maintain continuity, the Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the

TOPIX® Index. Such factors include, without limitation: new listings, delistings, new share issues either through public offerings or through rights offerings to shareholders, issuance of shares as a consequence of exercise of convertible bonds or warrants, and transfer of listed securities from the First Section to the Second Section of the TSE.

              The formula for the adjustment is as follows:

Adjusted Market Value on Adjustment Date Base Market Value before adjustment	=	(Adjusted Market Value on Adjustment Date ± Adjustment Amount) Base Market Value after adjustment

              Where Adjustment Amount is equal to the changes in the number of shares included in the calculation of the TOPIX® Index multiplied by the price of those shares used for the purposes of the adjustment.

              Therefore,

New Base Market Value	=	Old Base Market Value × (Adjusted Market Value on Adjustment Date ± Adjustment Amount) Adjusted Market Value on Adjustment Date

              The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the Current Market Value or any stock underlying the TOPIX® Index, the Base Market Value is adjusted in such a way that the new value of the TOPIX® Index will equal the level of the TOPIX® Index immediately prior to such change.

              No adjustment is made to the Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market value.

The Tokyo Stock Exchange

              The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

              Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the TOPIX® Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

              The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the TOPIX® Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the TOPIX® Index, and these limitations, in turn, may adversely affect the value of the notes.

License Agreement with the TSE

              We have entered into a non-exclusive license agreement with the TSE providing for the license to Credit Suisse and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the TOPIX® Index, which is owned and published by the TSE, in connection with the notes.

              The TOPIX® Index Value and the TOPIX® Trademarks are subject to the intellectual property rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights relating to the TOPIX® Index, such as calculation, publication and use of the TOPIX® Index Value and relating to the TOPIX® Trademarks.

              The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX® Index Value or to change the TOPIX® Trademarks or cease the use thereof.

              The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX® Index Value and the TOPIX® Trademarks or as to the figure at which the TOPIX® Index Value stands on any particular day.

              The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX® Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX® Index Value.

              The notes are in no way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc.

              The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the notes or any advice on investments to any purchaser of the notes or to the public.

              The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the notes, for calculation of the TOPIX Index Value.

              Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the notes.

              "TOPIX®" and "TOPIX Index®" are trademarks of the Tokyo Stock Exchange, Inc. and prior to the settlement date we expect them to be licensed for use by Credit Suisse. The notes have not been and will not be passed on by the TSE as to their legality or suitability. The notes will not be issued, endorsed, sold or promoted by the TSE. THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE NOTES.

 THE EXCHANGE TRADED FUNDS

THE FINANCIAL SELECT SECTOR SPDR® FUND

              We have derived all information contained in this underlying supplement regarding the Financial Select Sector SPDR Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's and SSFM. The Financial Select Sector SPDR Fund is an investment portfolio maintained and managed by SSFM. SSFM is the investment advisor to the Financial Select Sector SPDR Fund. The Financial Select Sector SPDR Fund trades on the American Stock Exchange LLC under the ticker symbol "XLF."

              The Select Sector SPDR Trust (the "Trust") is a registered investment company that consists of nine separate investment portfolios, including the Financial Select Sector SPDR Fund. The Financial Select Sector SPDR Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index. Information provided to or filed with the SEC by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission's website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

Investment Objective and Strategy

              The Financial Select Sector SPDR Fund seeks investment results that correspond generally to the level and yield performance, before fees and expenses, of the Financial Select Sector Index. The Financial Select Sector Index measures the performance of the financial services sector of the U.S. equity market. The Financial Select Sector Index includes companies in the following sub-sectors: banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment and real estate, including REITs.

Replication

              The Financial Select Sector SPDR Fund pursues the indexing strategy of "replication" in attempting to track the performance of the Financial Select Sector Index. The Financial Select Sector SPDR Fund will invest in all of the securities that comprise the Financial Select Sector Index. The Financial Select Sector SPDR Fund will normally invest at least 95% of its total assets in common stocks that comprise the Financial Select Sector Index.

Correlation

              The Financial Select Sector Index is a theoretical financial calculation, while the Financial Select Sector SPDR Fund is an actual investment portfolio. The performance of the Financial Select Sector SPDR Fund and the Financial Select Sector Index will vary somewhat due to transaction costs, asset valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called "tracking error." The Financial Select Sector SPDR Fund, using a replication strategy, can be expected to have a smaller tracking error than a fund using the representative sampling strategy. Representative sampling is a strategy in which a fund invests in a representative sample of securities in an underlying index.

The Financial Select Sector Index

              We have derived all information contained in this Underlying Supplement regarding the Financial Select Sector Index, including, without limitation, its make-up, method of calculation and changes in its component securities, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information.. The stocks included in each Select Sector Index, including the Financial Select Sector Index, are selected by Merrill Lynch, acting as index compilation agent in consultation with S&P, from the universe of companies represented by the S&P 500® Index. The AMEX acts as index calculation agent in connection with the calculation and dissemination of each Select Sector Index, including the Financial Select Sector Index.

              The Financial Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index. As of August 7, 2008, the Financial Services Sector Index included 88 component stocks in the following industries: commercial banks, capital markets, diversified financial services, insurance real estate and consumer finance.

              Each stock in the S&P 500® Index is allocated to only one Select Sector Index, and the ten Select Sector Indices together comprise all of the companies in the S&P 500® Index. Each Select Sector Index was developed and is maintained in accordance with the criteria set forth below.

  •
  Each of the component stocks in a Select Sector Index is a constituent company of the S&P 500® Index.

  •
  The nine Select Sector Indices together will include all of the companies represented in the S&P 500® Index and each of the stocks in the S&P 500® Index will be allocated to one and only one of the Select Sector Indices.

  •
  Merrill Lynch, acting as the index compilation agent, assigns each constituent stock of the S&P 500® Index to a Select Sector Index. The index compilation agent, after consultation with S&P, assigns a company's stock to a particular Select Sector Index on the basis of such company's sales and earnings composition and the sensitivity of the company's stock price and business results to the common factors that affect other companies in each Select Sector Index. S&P has sole control over the removal of stocks from the S&P 500® Index and the selection of replacement stocks to be added to the S&P 500® Index. However, S&P plays only a consulting role in the Select Sector Index assignment of the S&P 500® Index component stocks, which is the sole responsibility of the index compilation agent.

  •
  Each Select Sector Index is calculated by the American Stock Exchange Index Services Group ("ISG") using a modified "market capitalization" methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of such Select Sector Index. Under certain conditions, however, the number of shares of a component stock within the Select Sector Index may be adjusted to conform to Internal Revenue Code requirements.

              Each Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500® Index, using a base-weighted aggregate methodology. See "—The S&P 500® Index" below. The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

              The index compilation agent at any time may determine that a S&P 500® Index component stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the index compilation agent notifies ISG that a S&P 500® component stock's Select Sector Index assignment should be changed, the AMEX will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that S&P 500® component stocks will change sectors frequently.

              Component stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500® Index insofar as practicable.

THE SPDR® S&P® HOMEBUILDERS ETF

              We have derived all information contained in this underlying supplement regarding the SPDR® S&P® Homebuilders ETF, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by SPDR® Series Trust and SSgA Funds Management, Inc. ("SSFM"). We make no representation or warranty as to the accuracy or completeness of such information. The SPDR® S&P® Homebuilders ETF is an investment portfolio maintained and managed by SSFM. SSFM is the investment adviser to the SPDR® S&P® Homebuilders ETF. The SPDR® S&P® Homebuilders ETF is an exchange-traded fund that trades on the AMEX under the ticker symbol "XHB." The inception date of the SPDR® S&P® Homebuilders ETF is January 31, 2006. Prior to January 8, 2007 the SPDR® S&P® Homebuilders ETF was known as the SPDR® Homebuilders ETF.

              SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Homebuilders ETF. Information provided to or filed with the SEC by SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC's website at http://www.sec.gov. For additional information regarding SPDR® Series Trust, SSFM or the SPDR® S&P® Homebuilders ETF, please see the SPDR® Series Trust's Prospectus, dated October 31, 2007 (as supplemented on August 29, 2008). In addition, information about SPDR® Series Trust, SSFM and the SPDR® S&P® Homebuilders ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the SPDR® Series Trust website at http://www.SPDRETFs.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the SPDR® Series Trust website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any pricing supplement.

              This underlying supplement relates only to the notes offered hereby and does not relate to the SPDR® S&P® Homebuilders ETF. We have derived all disclosures contained in this underlying supplement regarding the SPDR® Series Trust or the SPDR® S&P® Homebuilders ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the notes, neither we nor any agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® Series Trust or the SPDR® S&P® Homebuilders ETF. Neither we nor any agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® Series Trust or the SPDR® S&P® Homebuilders ETF is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of shares of the SPDR® S&P® Homebuilders ETF (and therefore the price of shares of the SPDR® S&P® Homebuilders ETF on the pricing date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® Series Trust or the SPDR® S&P® Homebuilders ETF could affect the value received at maturity with respect to the notes and therefore the trading prices of the notes.

              The SPDR® Series Trust consists of separate investment portfolios (each, a "SPDR® Series Fund"). Each SPDR® Series Fund is an index fund that invests in a particular Industry or group of industries represented by a specified Select Industry Index. The companies included in each Select Industry Index are selected on the basis of Global Industry Classification Standards ("GICS") from a universe of companies defined by its underlying index. The investment objective of each Select Industry SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular industry or group of industries, as represented by a specified market industry index. The Select Industry Indices (each, a "Select Industry Index") upon which the SPDR® Series Funds are based are comprised of the companies in the S&P® Total Market Index ("S&P® TMI Index").

              The S&P® Homebuilders Select Industry™ Index is derived from the homebuilding segment of the S&P® TMI Index, a U.S. total market composite index.

Investment Objective and Strategy

              The SPDR® S&P® Homebuilders ETF seeks to replicate as closely as possible, before fees and expenses, the total return of the S&P® Homebuilders Select Industry™ Index. The S&P® Homebuilders Select Industry™ Index measures the performance of the homebuilding industry of the U.S. equity market. The S&P® Homebuilders Select Industry™ Index includes companies in the following sub-industries: homebuilding, home improvement retail and home furnishings.

Replication

              The SPDR® S&P® Homebuilders ETF pursues the indexing strategy of "replication" in attempting to track the total return of the S&P® Homebuilders Select Industry™ Index. The SPDR® S&P® Homebuilders ETF generally will invest in all of the securities which comprise the S&P® Homebuilders Select Industry™ Index. The SPDR® S&P® Homebuilders ETF will normally invest at least 95% of its total assets in common stocks that comprise the S&P® Homebuilders Select Industry™ Index. The SPDR® S&P® Homebuilders ETF may also invest up to 5% of its other assets in securities not included in the S&P® Homebuilders Select Industry™ Index but which SSFM believes will help the SPDR® S&P® Homebuilders ETF track the S&P® Homebuilders Select Industry™ Index, as well as in certain futures, options, swap contracts and other derivatives, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including affiliated money market funds).

Correlation

              The S&P® Homebuilders Select Industry™ Index is a theoretical financial calculation, while the SPDR® S&P® Homebuilders ETF is an actual investment portfolio. The performance of the SPDR® S&P® Homebuilders ETF and the S&P® Homebuilders Select Industry™ Index will vary somewhat due to transaction costs, asset valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances. The SPDR® S&P® Homebuilders ETF seeks a correlation of 0.95 or better between the SPDR® S&P® Homebuilders ETF's performance and the performance of the S&P® Homebuilders Select Industry™ Index. A figure of 1.00 would indicate perfect correlation. Any correlation of less than 1.00 is called a "tracking error." The SPDR® S&P® Homebuilders ETF, using a replication strategy, can be expected to have a lesser tracking error than a fund using a representative sampling strategy. Representative sampling is a strategy in which a fund invests in a representative sample of securities in an underlying index.

Holdings Information

              As of June 16, 2008, the SPDR® S&P® Homebuilders ETF included 23 companies. The SPDR® S&P® Homebuilders ETF's three largest holdings are Leggett & Platt, Incorporated, Lowe's Companies, Inc. and Furniture Brands International, Inc. The following table summarizes the SPDR® S&P® Homebuilders ETF's holdings in individual companies as of such date.

              The SPDR® S&P® Homebuilders ETF's per share net asset value ("NAV") is the value of one share of the SPDR® S&P® Homebuilders ETF and is calculated by dividing the value of total assets less total liabilities by the number of shares outstanding. The NAV return is based on the NAV of the SPDR® S&P® Homebuilders ETF and the market return is based on the market price per share of the SPDR® S&P® Homebuilders ETF. The market price used to calculate the market return is determined by using the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the SPDR® S&P® Homebuilders ETF are listed for trading, as of the time that the SPDR® S&P® Homebuilders ETF's NAV is calculated. Since shares of the SPDR® S&P® Homebuilders ETF are listed for trading, as of the time that the SPDR® S&P® Homebuilders ETF's NAV is calculated. Since shares of the SPDR® S&P® Homebuilders ETF did not trade in the secondary market until several days after the SPDR® S&P® Homebuilders ETF's inception, for the period from inception to the first day of the secondary market trading in shares of the SPDR® S&P® Homebuilders ETF (1/31/06, 2/6/06) respectively), the NAV of the SPDR® S&P® Homebuilders ETF is used as a proxy for the secondary market trading price to calculate market returns. NAV and market returns assume that dividends and capital gain distributions have been reinvested in the SPDR® S&P® Homebuilders ETF at NAV.

Historical Performance of the SPDR® S&P® Homebuilders ETF

              We will provide historical price information with respect to the shares of the SPDR® S&P® Homebuilders ETF in the relevant pricing supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

              The notes are not sponsored, endorsed, sold or promoted by State Street Global Markets, LLC ("SSGM"). SSGM makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. SSGM has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The S&P® Homebuilders Select Industry™ Index

              We have derived all information contained in this underlying supplement regarding the S&P® Homebuilders Select Industry™ Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, S&P. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information. S&P has no obligation to continue to calculate and publish, and may discontinue calculation and publication of the S&P® Homebuilders Select Industry™ Index.

              The S&P® Homebuilders Select Industry™ Index is an equal-weighted index that is designed to measure the performance of the homebuilders sub-industry portion of the S&P® TMI Index, a benchmark that measures the performance of the U.S. equity market.

              The S&P® TMI Index offers broad market exposure to companies of all market capitalization, including all common equities listed on the NYSE, the AMEX and the NASDAQ National and Small Cap markets. Only U.S. companies are eligible for inclusion in the S&P® TMI Index.

              Each of the component stocks in the S&P® Homebuilders Select Industry™ Index is a constituent company within the homebuilding sub-industry of the S&P® TMI Index.

              Additional information concerning the S&P® Homebuilders Select Industry™ Index may be obtained at the S&P website (www.indices.standardandpoors.com). Information contained in the S&P website is not incorporated by reference in, and should not be considered part of, this underlying supplement or any pricing supplement.

              You can obtain the level of the S&P® Homebuilders Select Industry™ Index at any time from the Bloomberg Financial Markets page "S5HOME <Index> <GO>" or from the Standard and Poor's website at www.standardandpoors.com.

Index Eligibility

              Membership to the S&P® Homebuilders Select Industry™ Index is based on a company's GICS classification, as well as liquidity market cap requirements and domicile.

              To be eligible for the S&P® Homebuilders Select Industry™ Index, companies must be in the S&P® TMI Index and rank in the top 90% of their relevant GICS sub-industry (i.e., homebuilding sub-industry) by float-adjusted market capitalization. The stocks at the top, whose cumulative market capitalization is less than or equal to 90% of the total market capitalization of the homebuilding sub-industry, are deemed to qualify. If the stock count is less than 21, then companies having a float-adjusted market capitalization above US$ 500 million are added sequentially in order of float-adjusted market capitalization. If there are still fewer than 21 stocks in the S&P® Homebuilders Select Industry™ Index, stocks from a supplementary list of highly correlated sub-industries, that meet the market capitalization and liquidity thresholds, are included in order of their float adjusted market capitalization to reach 21 constituents.

               Market Capitalization.    Stocks with a float-adjusted market capitalization above US$ 500 million and meet the liquidity threshold are included in order of their float-adjusted market capitalization until the stock count reaches 21. The float-adjusted market capitalization of these stocks must combine to be at least 90% of the total homebuilding sub-industry market capitalization. If the S&P® Homebuilders Select Industry™ Index still does not have enough stocks that meet the criteria for inclusion, the minimum market capitalization requirements may be relaxed until the other requirements have been satisfied.

               Liquidity.    Constituents must have a liquidity ratio—defined by dollar value traded over the previous 12 months divided by average market capitalization over the previous 12 months—greater than 30%. The length of time to evaluate liquidity is reduced to available trading period for IPOs or spin-offs that do not have 12 months of trading history.

               Domicile.    U.S. companies only.

Index Construction and Calculations

              The S&P® Homebuilders Select Industry™ Index is equal-weighted and calculated by the divisor methodology.

              The initial divisor is set to have a base index value of 1000 on December 15, 2000. The index value is simply the index market value divided by the index divisor:

        Index Value = (Index Market Value) / Divisor

Index Market Value =	(Component Stocks)i × (Price)i

              where N is the number of stocks in the index.

              At the beginning of each quarterly rebalancing, The Component Stocks are set so that each constituent has equal weight.

        (Component Stocks)i, after rebalance = K / (Price)i,rebalance date where K is an arbitrary or nominal value used to ensure each company's "shares" number is derived to establish equal weighting in the index.

              In order to maintain index series continuity, it is also necessary to adjust the divisor at each rebalancing.

        (Index Value)before rebalance = (Index Value)after rebalance

        Therefore,

        (Divisor)after rebalance = (Index Market Value)after rebalance / (Index Value)before rebalance

Index Maintenance

              The membership to S&P® Homebuilders Select Industry™ Index is reviewed quarterly. Rebalancing occurs after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the pervious month. No companies are added between rebalancings. However, a company will be deleted from the S&P® Homebuilders Select Industry™ Index if the S&P® TMI Index drops the constituent. If a constituent deletion causes the number of companies in the S&P® Homebuilders Select Industry™ Index to fall below 21, no addition will be made to the S&P® Homebuilders Select Industry™ Index until the next rebalancing. At that time, the entire S&P® Homebuilders Select Industry™ Index will be rebalanced based on all eligibility criteria, including minimum number of companies. In case of GICS changes, where a company does not belong to the homebuilding sub-industry after the classification change, it is removed from the S&P® Homebuilders Select Industry™ Index at the next rebalancing.

              The table below summarizes the types of index maintenance adjustments and indicates whether or not an index adjustment is required.

S&P® TMI Index Action	Adjustment Made to Index	Divisor Adjustment?
Constituent change	If the constituent is a member of the S&P® Homebuilders Select Industry™ Index, it is dropped.	Yes
Share changes between quarterly share adjustments	None.	No
Quarterly share changes	There is no direct adjustment, however, on the same date the S&P® Homebuilders Select Industry™ Index rebalancing will take place.	Only because of the Index rebalancing.
GICS change	None. If, after the GICS change, a company no longer qualifies to belong to the relevant Select Industry Index, it is removed at the next rebalancing.	No
Spin-off	No weight change. The price is adjusted to price of Parent Company minus (Price of Spin-off company/Share Share ratio). The Component Stocks change so that the company's weight remains the same as its weight before the spin-off.	No
Rights Offering	The price is adjusted to Price of Parent Company minus (Price of Rights Subscription/Rights Ratio). The Component Stocks change so that the company's weight remains the same as its weight before the spin-off.	No
Stock Split	The Component Stocks are multiplied by and price is divided by the split factor.	No
Share Issuance or Share Repurchase	None.	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

Corporate Actions

Corporate Action	Adjustment Made to Index	Divisor Adjustment?
Spin-off	No weight change. The price is adjusted to the Price of the Parent Company minus (the Price of the Spin-off company/Share Exchange Ratio). The Component Stocks change so that the company's weight remains the same as its weight before the spin-off.	No
Rights Offering	The price is adjusted to the Price of the Parent Company minus (the Price of the Rights Subscription/Rights Ratio). The Component Stocks change so that the company's weight remains the same as its weight before the spin-off.	No
Stock Split	The Component Stocks are multiplied by and price is divided by the split factor.	No
Share Issuance or Share Repurchase	None.	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

Total Return

              The S&P® Homebuilders Select Industry™ Index will have a total return counterpart, which assumes dividends are reinvested in the S&P® Homebuilders Select Industry™ Index after the close on the ex-date. On any given date t:

Total Return Multipliert = [(Total Return Index Valuet[nc_cad,220]1) + (Total Return Multipliert)] / (Index Valuet[nc_cad,220]1)

          Total Return Index Valuet = (Total Return Index Valuet[nc_cad,220]1) × (Total Return Multipliert)

Index Dividend Pointst =	(Component Stocks)i,t × (Ex-dividends)i,t / Divisort

License Agreement with S&P

              Credit Suisse expects to enter into a non-exclusive license agreement with Standard & Poor's, a division of The McGraw-Hill Companies, Inc.. ("S&P") for use of "S&P® Homebuilders Select Industry™ Index", "SPDR®", "S&P® Select Industry", "S&P® Select Industries" and S&P® TMI Index in connection with certain securities, including the notes.

              The notes are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Select Industry SPDR® Fund to track general stock market performance. S&P's only relationship to Credit Suisse is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P without regard to Credit Suisse or the notes. S&P has no obligation to take the needs of Credit Suisse or the holders of the notes into consideration in determining, composing or calculating the S&P TMI Index or S&P® Homebuilders Select Industry™ Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

              S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CREDIT SUISSE, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

              "STANDARD & POOR'S®", "S&P®", AND "S&P 500®" ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY CREDIT SUISSE AND SUB-LICENSED FOR USE BY CREDIT SUISSE CREDIT SUISSE EXPECTS TO ENTER INTO A NON-EXCLUSIVE LICENSE AGREEMENT WITH STANDARD & POOR'S, A DIVISION OF THE MCGRAW-HILL COMPANIES, INC. FOR USE OF "S&P® HOMEBUILDERS SELECT INDUSTRY™ INDEX", "SPDR®", "S&P® SELECT INDUSTRY", "S&P® SELECT INDUSTRIES", AND S&P® TMI INDEX, WHICH ARE ALSO TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE iSHARES® MSCI EAFE® INDEX FUND

              We have derived all information contained in this underlying supplement regarding the iShares® MSCI EAFE® Index Fund (the "MSCI EAFE Index Fund") from publicly available information. That information reflects the policies of, and is subject to change by, iShares® Inc. ("iShares® "), Barclays Global Investors, N.A. ("BGI"), and Barclays Global Fund Advisors ("BGFA"). The MSCI EAFE Index Fund is an investment portfolio maintained and managed by iShares® and is one of numerous separate investment portfolios that comprise the iShares Trust (the "Trust"), a registered investment company. BGFA is the investment advisor to the MSCI EAFE Index Fund. The MSCI EAFE Index Fund is an ETF that trades on NYSE Arca under the ticker symbol "EFA." BGFA provides an investment program for each fund under the Trust and manages the investments of its assets. BGFA uses teams of portfolio managers, investment strategists and other investment specialists. BGFA also arranges for transfer agency, custody, fund administration and all other non-distribution related services necessary for the MSCI EAFE Index Fund to operate. Under an investment advisory agreement, BGFA is responsible for all expenses of the Trust, including the cost of the transfer agency, custody, fund administration, legal, audit and other services, except interest expense and taxes, brokerage expenses, distribution fees or expenses, and extraordinary expenses.

              BGFA uses a representative sampling strategy for the MSCI EAFE Index Fund, according to which it invests in a representative sample of stocks underlying the MSCI EAFE® index that collectively has an investment profile similar to the MSCI EAFE® index. BGFA expects that, over time, the correlation between the MSCI EAFE Index Fund's performance and that of the MSCI EAFE® index, before fees and expenses, will be 95% or better. The MSCI EAFE® index is further described below.

              The shares of the MSCI EAFE Index Fund are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580,100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC's website is http://www.sec.gov. In addition, information regarding the index fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

              This underlying supplement relates only to the notes offered hereby and does not relate to the shares of the MSCI EAFE Index Fund. We have derived all disclosures contained in this underlying supplement regarding the MSCI EAFE Index Fund from publicly available documents. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the MSCI EAFE Index Fund in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding the MSCI EAFE Index Fund are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this underlying supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the shares of the MSCI EAFE Index Fund have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the MSCI EAFE Index Fund could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the MSCI EAFE Index Fund or after the date of this underlying supplement.

              Neither we nor any of our affiliates makes any representation to you as to the performance of the shares of the MSCI EAFE Index Fund. As a prospective purchaser of notes, you should undertake such independent investigation of the MSCI EAFE Index Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the shares of the MSCI EAFE Index Fund.

License Agreement with BGI

              We have entered into an agreement with BGI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the iShares® MSCI EAFE® Index Fund, which is owned and published by BGI, in connection with certain securities, including the notes.

              ISHARES® IS A REGISTERED MARK OF BGI. BGI HAS LICENSED CERTAIN TRADEMARKS AND TRADE NAMES OF BGI TO CREDIT SUISSE. NOTES LINKED TO THE ISHARES® MSCI EAFE® INDEX FUND ARE NOT SPONSORED, ENDORSED, SOLD, OR PROMOTED BY BGI. BGI

MAKES NO REPRESENTATIONS OR WARRANTIES TO THE OWNERS OF THE ISHARES® MSCI EAFE® INDEX FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES. BGI HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE OPERATION, MARKETING, TRADING OR SALE OF THE NOTES.

The MSCI EAFE® Index

              The MSCI EAFE® index is a stock index calculated, published and disseminated daily by MSCI, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

              We have derived all information contained in this underlying supplement regarding the MSCI EAFE® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI. MSCI has no obligation to continue to calculate and publish, and may discontinue calculation and publication of the MSCI EAFE® Index.

              The MSCI EAFE® Index is intended to provide performance benchmarks for 21 developed equity markets in Australia, New Zealand, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

               MSCI EAFE® Index Calculation.    The value of the MSCI EAFE® Index is a free float weighted average of the U.S. dollar values of all of the equity securities (the "MSCI EAFE® Component Securities") constituting the MSCI indices for the 21 selected countries (the " MSCI EAFE® Component Country Indices"). Each MSCI EAFE® Component Country Index is a sampling of equity securities across industry groups in such country's equity markets. See "—Maintenance of the MSCI EAFE® Index and the MSCI EAFE® Component Country Indices" below.

              The prices of the MSCI EAFE® Component Securities used to calculate the value of the MSCI EAFE® Index are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. Closing prices are converted into U.S. dollars using the closing exchange rates calculated by The WM Company at 4 p.m. Greenwich Mean Time. The U.S. dollar value of the MSCI EAFE® Index is calculated based on the free float-adjusted market capitalization in U.S. dollars of the Component Securities. The MSCI EAFE® Index was launched on December 31, 1969 at an initial value of 100.

               Maintenance of the MSCI EAFE® Index and the MSCI EAFE® Component Country Indices.    In order to maintain the representativeness of the MSCI EAFE® Index, structural changes to the MSCI EAFE® Index as a whole may be made by adding or deleting MSCI EAFE® Component Country Indices and the related MSCI EAFE® Component Securities. Currently, such changes in the MSCI EAFE® Index may only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

              MSCI may add additional MSCI EAFE® Component Country Indices to the MSCI EAFE® Index or subtract one or more of its current MSCI EAFE® Component Country Indices prior to the expiration of the Securities. Any such adjustments are made to the MSCI EAFE® Index so that the value of the MSCI EAFE® Index at the effective date of such change is the same as it was immediately prior to such change.

              Each MSCI EAFE® Component Country Index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each MSCI EAFE®

Component Country Index, emphasis is also placed on its continuity, replicability and on minimizing turnover in the MSCI EAFE® Index.

              MSCI classifies index maintenance in three broad categories. The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of full MSCI EAFE® Component Country Index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed annual timetable.

              Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indices at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

              The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by rapidly reflecting significant market driven changes that were not captured in the MSCI EAFE® Index at the time of their actual occurrence and that should not wait until the annual full MSCI EAFE® Component Country Index review due to their importance. These quarterly index reviews may result in additions and deletions of MSCI EAFE® Component Securities from a MSCI EAFE® Component Country Index and changes in number of shares. Additions and deletions to Component Securities may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates for MSCI EAFE® Component Securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI's pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the foreign inclusion factor as a result of other events of similar nature. Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks. The implementation of changes resulting from quarterly index reviews occurs on only four dates throughout the year: as of the close of the last business day of February, May, August and November. The results of the quarterly index reviews are announced at least two weeks prior to their implementation. Any country may be impacted at the quarterly index review.

              The annual full MSCI EAFE® Component Country Index review includes a re-appraisal of the free float-adjusted industry group representation within a country, a detailed review of the shareholder information used to estimate free float for MSCI EAFE® Component Securities and securities that are not currently MSCI EAFE® Component Securities, as well as changes typically considered for quarterly index reviews. During a full MSCI EAFE® Component Country Index review, securities may be added or deleted from a MSCI EAFE® Component Country Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for MSCI EAFE® Component Securities changes during quarterly index reviews as discussed above.

              Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs. Index maintenance of the MSCI EAFE® Component Country Indices is reflected in the MSCI EAFE® Index.

               Selection of Component Securities.    The selection of the MSCI EAFE® Component Securities for each MSCI EAFE® Component Country Index is based on the following guidelines:

(i)
Define the total market;

(ii)
Sort the market by industry groups and target 60% for inclusion;

(iii)
Select stocks with good liquidity and free float;

(iv)
Avoid cross-ownership; and

(v)
Apply the full market capitalization weight to each stock.

              These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

License Agreement with MSCI

              We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI EAFE® Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

              THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY CREDIT SUISSE (THE "LICENSEE"). NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUERS OR OWNERS OF THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE NOTES INTO

CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING, PRICES OR QUANTITIES OF THE NOTES TO BE ISSUED. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.

              ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE NOTES, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

              NO PURCHASER, SELLER OR HOLDER OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, SHOULD USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE NOTES WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI'S PERMISSION IS REQUIRED. UNDER NO CIRCUMSTANCES MAY ANY PERSON OR ENTITY CLAIM ANY AFFILIATION WITH MSCI WITHOUT THE PRIOR WRITTEN PERMISSION OF MSCI.

THE iSHARES MSCI EMERGING MARKETS INDEX FUND

              We have derived all information contained in this underlying supplement regarding the iShares® MSCI Emerging MarketsSM index fund (the "MSCI Emerging Markets index fund") from publicly available information. That information reflects the policies of, and is subject to change by, iShares® Inc., Barclays Global Investors, N.A., and Barclays Global Fund Advisors. The MSCI Emerging Markets index fund is an investment portfolio maintained and managed by iShares® and is one of numerous separate investment portfolios that comprise the ishares Trust, a registered investment company. BGFA is the investment advisor to the MSCI Emerging Markets Index Fund. The MSCI Emerging Markets Index Fund is an exchange traded fund that trades on NYSE Arca under the ticker symbol "EEM." BGFA provides an investment program for each fund under the Trust and manages the investments of its assets. BGFA uses teams of portfolio managers, investment strategists and other investment specialists. BGFA also arranges for transfer agency, custody, fund administration and all other non-distribution related services necessary for the MSCI Emerging Markets Index Fund to operate. Under an investment advisory agreement, BGFA is responsible for all expenses of the Trust, including the cost of the transfer agency, custody, fund administration, legal, audit and other services, except interest expense and taxes, brokerage expenses, distribution fees or expenses, and extraordinary expenses.

              BGFA uses a representative sampling strategy for the MSCI Emerging Markets Index Fund, according to which it invests in a representative sample of stocks underlying the MSCI Emerging MarketsSM index that collectively has an investment profile similar to the MSCI Emerging MarketsSM index. BGFA expects that, over time, the correlation between the MSCI Emerging Markets Index Fund's performance and that of the MSCI Emerging MarketsSM index, before fees and expenses, will be 95% or better. The MSCI Emerging MarketsSM index is further described below.

              The shares of the MSCI Emerging Markets Index Fund are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580,100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC's website is
http://www.sec.gov. In addition, information regarding the index fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

              This underlying supplement relates only to the notes offered hereby and does not relate to the shares of the MSCI Emerging Markets Index Fund. We have derived all disclosures contained in this underlying supplement regarding the MSCI Emerging Markets Index Fund from publicly available documents. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the MSCI Emerging Markets Index Fund in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding the MSCI Emerging Markets Index Fund are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this underlying supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the shares of the MSCI Emerging Markets Index Fund have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the MSCI Emerging Markets Index Fund could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the MSCI Emerging Markets Index Fund or after the date of this underlying supplement.

              Neither we nor any of our affiliates makes any representation to you as to the performance of the shares of the MSCI Emerging Markets Index Fund. As a prospective purchaser of notes, you should undertake such independent investigation of the MSCI Emerging Markets Index Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the shares of the MSCI Emerging Markets Index Fund.

License Agreement with BGI

              We have entered into an agreement with BGI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the iShares® MSCI Emerging MarketsSM Index Fund, which is owned and published by BGI, in connection with certain securities, including the notes.

              ISHARES® IS A REGISTERED MARK OF BGI. BGI HAS LICENSED CERTAIN TRADEMARKS AND TRADE NAMES OF BGI TO CREDIT SUISSE. NOTES LINKED TO THE ISHARES® MSCI EMERGING MARKETSSM INDEX FUND ARE NOT SPONSORED, ENDORSED, SOLD, OR PROMOTED BY BGI. BGI MAKES NO REPRESENTATIONS OR WARRANTIES TO THE OWNERS OF THE ISHARES® MSCI EMERGING MARKETSSM INDEX FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES. BGI HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE OPERATION, MARKETING, TRADING OR SALE OF THE NOTES.

The MSCI Emerging Markets Index

              We have derived all information contained in this underlying supplement regarding the MSCI Emerging Markets index, (the "Emerging Markets index") including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. The Emerging Markets index is a stock index calculated in U.S. dollars, published and disseminated by MSCI. MSCI has no obligation to continue to calculate and publish, and may discontinue calculation and publication of the Emerging Markets index. We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

              The Emerging Markets index was developed by MSCI as an equity benchmark for international stock performance and is designed to measure equity market performance in the global emerging markets. The Emerging Markets Index originated on December 31, 1987. As of September, 2008, the Emerging Markets index consisted of MSCI indices for the following 21 countries (the "Emerging Markets Component Country Indices"): Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey, and the three largest industries represented in the Emerging Markets index were energy, financials and materials. Each of the Emerging Markets index Component Country Indices is a sampling of equity securities across industry groups in such country's equity markets (the "Emerging Markets Component Securities").

              Prices used for the Emerging Markets Component Securities in calculating the Emerging Markets index level are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. MSCI converts the closing prices into U.S. dollars on a real-time basis and publishes and disseminates the Emerging Markets index daily on its website and through numerous data vendors, and disseminates the Emerging Markets index level every 60 seconds during market trading hours on Bloomberg Financial Markets and Reuters Limited.

Selection of the Emerging Markets Component Securities and Calculation of the Emerging Markets Index

              MSCI classifies each company and its securities in one and only one country, which is generally the country in which such company is incorporated. Generally, all listed equity securities, or listed securities that exhibit the characteristics of equity securities, are eligible for inclusion, except for investment trusts, mutual funds, equity derivatives and limited partnerships.

              After identifying the universe of eligible securities, MSCI calculates the free float-adjusted market capitalization of each security. MSCI defines a security's free float to be the proportion of the security's shares outstanding that are deemed available for purchase in the public equity markets by international investors. For securities that are not subject to foreign ownership limitations, the free float of a security is estimated as the total number of shares outstanding less the number of shares held by governments, corporations, controlling shareholders, management and other shareholdings classified as strategic. For securities subject to foreign ownership limits, the estimated free float of a security is equal to the lesser of (i) the total number of shares outstanding less shareholdings classified as strategic, and (ii) the number of shares allowed to be owned by foreign investors less the number of non-free float shares held by foreign investors.

              MSCI uses each security's free float to arrive at a Foreign Inclusion Factor ("FIF") for the security, which MSCI uses to free float-adjust the company's market capitalization. For securities not subject to foreign ownership limitations, (i) if the security's free float is greater than 15%, the security's FIF is equal to its estimated free float, rounded up to the nearest 5%, and (ii) if the security's free float is less than 15%, the security's FIF is equal to its estimated free float, rounded to the closest 1%. For securities that are subject to foreign ownership limitations, the security's FIF is equal to the lesser of (i) the security's estimated free float available to foreign investors, (a) rounded up to the nearest 5%, if the free float is greater than 15%, or (b) rounded to the closest 1%, if the free float is less than 15%, and (ii) the number of shares allowed to be owned by foreign investors rounded to the closest 1%. A security's free float-adjusted market capitalization is equal to the product of the security's FIF and the security's full market capitalization.

              For each Emerging Markets Component Country Index, MSCI targets an 85% free float-adjusted market representation level within each industry group for the relevant country. The security selection process is based on an analysis of the following:

  •
  Each company's business activities and the diversification value of including the company's securities in the Emerging Markets Component Country Index for the relevant country.

  •
  The size of the company's free float-adjusted market capitalization. All other things being equal, MSCI targets for inclusion the most sizeable securities in an industry group, and securities that do not meet country-specific minimum size guidelines are not eligible for inclusion.

  •
  The liquidity of the company's securities. All other things being equal, MSCI targets for inclusion the most liquid securities in an industry group. To assess liquidity, MSCI considers numerous measures of absolute and relative liquidity, including a security's Annualized Traded Value Ratio ("ATVR"), which screens out extreme daily trading volumes and takes into account differences in market capitalization size. A security's ATVR is calculated as follows:

  •
  First, monthly median traded values are computed as the daily median traded value multiplied by the number of days in the month that the security traded. The daily traded value of a security is equal to the number of shares traded during the day multiplied by the security's closing price on that day. The daily median traded value is the median of the daily traded values for the month.

  •
  Second, the monthly median traded value ratio is obtained by dividing the monthly median traded value of a security by its free float-adjusted security market capitalization at the end of the month.

  •
  Third, the ATVR is obtained by taking the average of the monthly median trade value ratios of the previous 12 months, or the number of months for which this data is available, and multiplying it by 12.

              The performance of the MSCI Emerging Markets index is a free float-adjusted average of the U.S. dollar values of all of the Emerging Markets Component Securities.

Maintenance of the Emerging Markets Index and Emerging Markets Component Country Indices

              In order to maintain the representativeness of the Emerging Markets index and Emerging Markets Component Country Indices, MSCI may make structural changes to the index by adding or deleting Emerging Markets Component Country Indices from the Emerging Markets index and adding or deleting component securities within the Emerging Markets Component Country Indices. MSCI may also change the Foreign Inclusion Factors of the Emerging Markets Component Securities as a result of updates to the free float estimates. Any such adjustments are made so that the value of the Emerging Markets Index at the effective date of such change is the same as it was immediately prior to such change. The timing of MSCI's index maintenance actions depend on the character of the action. MSCI classifies index maintenance into three broad categories:

  •
  Annual, full-country index reviews that systematically re-assess the various dimensions of the equity universe for all countries;

  •
  Quarterly index reviews, aimed at promptly reflecting other market events; and

  •
  Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices as they occur.

              During the annual review, securities are added or deleted, (i) following the re-appraisal of the free float-adjusted industry group representation within a country, relative to an 85% target that MSCI has set for free float-adjusted market representation within each industry group for each country, (ii) following an update of MSCI's minimum size guidelines, and (iii) if a company or security with a free float of less than 15% no longer meets MSCI's criteria for inclusion due to a reduction in the free float or performance of the company.

              During a quarterly index review, securities may be added to or deleted from an index for a variety of reasons, including the following:

  •
  Additions or deletions of securities, due to certain industry groupings having become significantly over- or under-represented.

  •
  Additions or deletions, which were not implemented immediately, resulting from changes in industry classification, significant increases or decreases in free float or changes to foreign ownership limits.

  •
  Additions of large companies that did not meet MSCI's minimum size criteria for early inclusion at the time of their initial public offering or secondary offering.

  •
  Replacement of companies that are no longer suitable industry representatives.

  •
  Deletion of securities whose issuing company or security free float has fallen to less than 15% and which do not meet certain criteria.

  •
  Deletion of securities that have become very small or illiquid.

  •
  Replacement of securities resulting from the review of price source for constituents with both domestic and foreign board quotations.

License Agreement with MSCI

              We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Emerging Markets index, which is owned and published by MSCI, in connection with certain securities, including the notes.

              The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Emerging Markets index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the Emerging Markets Index, which index is determined, composed and calculated by MSCI without regard to the issuer of the notes. MSCI has no obligation to take the needs of the issuer of the notes or the holders of the notes into consideration in determining, composing or calculating the Emerging Markets index. MSCI is not responsible for and has not participated in the determination of the timing, prices or quantities of the notes to be issued. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

              THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY CREDIT SUISSE (THE "LICENSEE"). THE NOTES ARE NOT SPONSORED, ENDORSED OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX, AND MSCI BEARS NO LIABILITY WITH RESPECT TO THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE HOLDERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER OR HOLDERS OF THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY

INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR HOLDERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING, PRICES OR QUANTITIES OF THE NOTES TO BE ISSUED. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE HOLDERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.

              ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS OR COUNTERPARTIES, THE ISSUER, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

              NO PURCHASER, SELLER OR HOLDER OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, SHOULD USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE NOTES WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI'S PERMISSION IS REQUIRED. UNDER NO CIRCUMSTANCES MAY ANY PERSON OR ENTITY CLAIM ANY AFFILIATION WITH MSCI WITHOUT THE PRIOR WRITTEN PERMISSION OF MSCI.

QuickLinks

TABLE OF CONTENTS
THE NOTES
Medium-Term Notes
Reference Indices and ETFs
RISK FACTORS
THE REFERENCE INDICES
THE EXCHANGE TRADED FUNDS